SHARE PURCHASE AGREEMENT


between:


CROWN CONSOLIDATED GOLD RECOVERIES LIMITED


and


THE INDUSTRIAL DEVELOPMENT CORPORATION OF SOUTH AFRICA LIMITED


and


KHUMO BATHONG HOLDINGS (PROPRIETARY) LIMITED


and


DURBAN ROODEPOORT DEEP, LIMITED


                                                           BOWMAN GILFILLAN INC.
                                                     9th Floor, Twin Towers West
                                                                    Sandton City
                                                                   Sandton, 2146
                                                      Telephone : (011) 881 9800
                                                            Fax : (011) 883 4505

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                                     Page 2

                                TABLE OF CONTENTS

1.  INTERPRETATION.........................................................  4
2.  CONDITIONS PRECEDENT................................................... 11
3.  SALE AND PURCHASE...................................................... 14
4.  CONSIDERATION.......................................................... 15
5.  CLOSING................................................................ 16
6.  RAISING FEE............................................................ 20
7.  COLLATERAL AGREEMENTS.................................................. 20
8.  RESCISSION EVENT....................................................... 21
9.  WARRANTIES AND REPRESENTATIONS......................................... 22
10. ANNOUNCEMENTS AND CONFIDENTIALITY...................................... 24
11. BREACH................................................................. 25
12. GENERAL................................................................ 25
13. ARBITRATION............................................................ 27
14. ADDRESSES FOR LEGAL PROCESS AND NOTICES................................ 28
15. COSTS.................................................................. 30
16. SPECIAL INDEMNITY UNDERTAKINGS......................................... 31

SCHEDULES:

SCHEDULE 1: CONTRACTS

SCHEDULE 1A: DRD GROUP CONTRACTS

SCHEDULE 2: SURETYSHIPS AND GUARANTEES

SCHEDULE 3: SHAREHOLDERS' AGREEMENT

SCHEDULE 4: SUBSCRIPTION AGREEMENT

SCHEDULE 5: LITIGATION

SCHEDULE 6: DRAFT CESSION AGREEMENT

SCHEDULE 7: MEMORANDUM OF LOAN AGREEMENT NO. 3

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                                     Page 3

SHARE PURCHASE AGREEMENT

between:

CROWN CONSOLIDATED GOLD RECOVERIES LIMITED
(Registration Number 1997/007865/06)
("Seller")

and

THE INDUSTRIAL DEVELOPMENT CORPORATION OF SOUTH AFRICA LIMITED
(Registration Number 1940/014201/06)
("IDC")

and

KHUMO BATHONG HOLDINGS (PROPRIETARY) LIMITED
(Registration Number 1998/007546/07)
("KBH")

(together "the Purchasers")

and

DURBAN ROODEPOORT DEEP, LIMITED
(Registration number 1895/000926/06)
("DRD")

for

the purchase by the IDC of 57% (fifty seven percent) of the issued share capital of, and the cession of 57% (fifty seven percent) of the Claims (as defined in clause 1.1.11) of the Seller against, Crown Gold Recoveries (Proprietary) Limited ("the Company"), and the purchase by KBH of 3% (three percent) of the issued share capital of, and the cession of 3% (three percent) of the Claims (as defined in clause 1.1.11) of the Seller against, the Company.

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                                     Page 4

WHEREAS:

A. The Seller is the owner of the Claims and 100% (one hundred percent) of the issued share capital of the Company.

B. The Seller is desirous of selling the Sale Shares and ceding the Ceded Claims to the Purchasers and the Purchasers are willing to purchase the Sale Shares and to accept the cession of the Ceded Claims from the Seller on the terms and subject to the conditions set out in this Agreement.

IT IS AGREED AS FOLLOWS:


1.   INTERPRETATION

1.1       DEFINITIONS

          For the purposes of this Agreement, and the preamble, unless the context requires otherwise, the parties defined in the heading of this Agreement shall retain such definitions and the words and expressions set out below shall have the meanings assigned to them, namely:

1.1.1     "Affiliate"                     means with respect to any person, any
                                          other person directly or indirectly
                                          holding at least 30% (thirty per cent)
                                          of the ordinary issued share capital
                                          of that person;

1.1.2     "this Agreement"                means this share purchase agreement
                                          and includes its Schedules which shall
                                          form part of it;

1.1.3     "the Attorneys"                 means Bowman Gilfillan Inc, of 9th
                                          Floor, Twin Towers West, Sandton City,
                                          Sandton, Johannesburg;

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                                     Page 5

1.1.4     "Audited Accounts"              means the audited accounts of the
                                          Company as at the Balance Sheet Date;

1.1.5     "Balance Sheet Date"            means 30 June 2001;

1.1.6     "Business Day"                  means any day other than a Saturday,
                                          Sunday or statutory holiday in South
                                          Africa;

1.1.7     "Call Rate"                     means the publicly quoted rate of
                                          interest, ruling from time to time and
                                          expressed as a rate per annum based on
                                          a 365 (three hundred and sixty five)
                                          day year, which The Standard Bank of
                                          South Africa Limited pays to its
                                          depositors on amounts invested with it
                                          in Rand denominated daily call
                                          accounts, as certified by any manager
                                          of that bank (whose authority and
                                          appointment need not be proved);

1.1.8     "CCGR Loan"                     means all the non-interest bearing
                                          loans made by the Company to DRD and
                                          thus owing by DRD to the Company as at
                                          the Closing Date, which shall be
                                          evidenced by a certificate issued by
                                          the finance director of the Company or
                                          a person in an equivalent position in
                                          the Company in terms of clause 5.4, at
                                          Closing;

1.1.9     "Ceded Claims"                  means 60% (sixty percent) of the
                                          Claims being the IDC Ceded Claims and
                                          the KBH Ceded Claims, which for the
                                          purposes of this Agreement shall be
                                          R114 063 669.60 (one hundred and
                                          fourteen million sixty three thousand
                                          and six hundred and sixty nine Rand
                                          and sixty cents), and which the Seller
                                          is ceding to the Purchasers in terms
                                          of this Agreement;

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                                     Page 6

1.1.10    "Cession Agreement"             means the cession agreement to be
                                          entered into by the Company the Seller
                                          and DRD, in terms of clause 5.5, in
                                          substantially the same form and
                                          substance as that set out in the draft
                                          attached to this Agreement as
                                          Schedule 6;

1.1.11    "Claims"                        means all the shareholder loans
                                          granted by the Seller to the Company
                                          as reflected in the Memorandum of Loan
                                          Agreement No. 3 attached to this
                                          agreement as Schedule 7;

1.1.12    "Closing"                       means the meeting to be held by the
                                          Parties in terms of clause 5;

1.1.13    "Closing Date"                  means the date and time on which all
                                          the matters to be completed in terms
                                          of clause 5 are duly completed in
                                          accordance with the requirements of
                                          that clause;

1.1.14    "Companies Act"                 means the Companies Act, 1973, as
                                          amended;

1.1.15    "the Company"                   means Crown Gold Recoveries
                                          (Proprietary) Limited, a company
                                          registered in accordance with the laws
                                          of South Africa under Registration
                                          Number 1988/05115/07, and a wholly
                                          owned subsidiary of the Seller;

1.1.16    "Conditions Precedent"          means all the conditions precedent set
                                          out in clause 2.1 and "Condition
                                          Precedent" means any one of them;

1.1.17    "Contracts"                     means all the contracts of a material
                                          nature to which DRD or the Company, as
                                          the case may be, is a party and which
                                          require consent of the counterparty to
                                          effect the transaction

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                                     Page 7

                                          contemplated in this Agreement and
                                          which contracts are listed in
                                          Schedule 1;

1.1.18    "DRD"                           means Durban Roodepoort Deep, Limited,
                                          a company registered in accordance
                                          with the laws of South Africa under
                                          Registration Number 1895/000926/06,
                                          and the sole shareholder in the
                                          Seller;

1.1.19    "DRD Group Contracts"           means any contracts entered into
                                          between the Company, its holding
                                          company(ies) or any of its Affiliates,
                                          which contracts are listed in Schedule
                                          1A to this Agreement;

1.1.20    "Effective Date"                means the date upon which all the
                                          Conditions Precedent are met and upon
                                          which this Agreement becomes
                                          unconditional and accordingly takes
                                          effect;

1.1.21    "Encumbrance"                   means any interest (including any
                                          right to acquire, option or right of
                                          pre-emption), pledge, lien,
                                          assignment, hypothecation, title
                                          retention or other security agreement
                                          or arrangement;

1.1.22    "Existing GNB"                  means the general notarial covering
                                          bond registered on 13 September 1999,
                                          under Registration Number
                                          BN25326/1999, by the Company in favour
                                          of the IDC over all the moveable
                                          assets of the Company as security for
                                          the amount of R25 000 000 (twenty five
                                          million Rand) then owing by the
                                          Company to the IDC;

1.1.23    "IDC"                           means The Industrial Development
                                          Corporation of South Africa Limited, a
                                          company registered in accordance with
                                          the laws of the Republic of

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                                     Page 8

                                          South Africa under Registration Number
                                          1940/014201/06;

1.1.24    "IDC Ceded Claims"              means 57% (fifty seven percent) of the
                                          Claims, which for the purposes of this
                                          Agreement shall be R108 360 486 (one
                                          hundred and eight million three
                                          hundred and sixty thousand and four
                                          hundred and eighty six Rand), which
                                          the Seller is ceding to the IDC in
                                          terms of this Agreement;

1.1.25    "IDC Sale Shares"               means 57 (fifty seven) ordinary shares
                                          of R1 (one Rand) each in the issued
                                          share capital of the Company to be
                                          sold by the Seller to the IDC in terms
                                          of this Agreement and constituting
                                          part of the Sale Shares;

1.1.26    "KBH"                           means Khumo Bathong Holdings
                                          (Proprietary) Limited, a company
                                          registered in accordance with the laws
                                          of the Republic of South Africa under
                                          Registration Number 1998/007546/07;

1.1.27    "KBH Ceded Claims"              means 3% (three percent) of the
                                          Claims, which for the purposes of this
                                          Agreement shall be R5 703 183 (five
                                          million seven hundred and three
                                          thousand and one hundred and eighty
                                          three Rand), which the Seller is
                                          ceding to KBH in terms of this
                                          Agreement;

1.1.28    KBH Sale Shares                 means 3 (three) ordinary shares of R1
                                          (one Rand) each in the issued share
                                          capital of the Company to be sold by
                                          the Seller to KBH in terms of this
                                          Agreement and constituting part of the
                                          Sale Shares;

1.1.29    "Litigation"                    means all litigation and claims of a
                                          material

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                                     Page 9

                                          nature affecting the Company and which
                                          litigation and claims are listed in
                                          Schedule 5 to this Agreement;

1.1.30    "Parties"                       means the Seller, the Purchasers and
                                          DRD and "Party" means any one of them;

1.1.31    "Purchasers"                    means KBH and the IDC and "Purchaser"
                                          means any one of them;

1.1.32    "Rand" or "R"                   means Rand, the lawful currency of
                                          South Africa;

1.1.33    "Sale Shares"                   means 60 (sixty) ordinary shares of R1
                                          (one Rand) each in the issued share
                                          capital of the Company which the
                                          Seller is selling to the Purchasers
                                          under this Agreement, comprising the
                                          IDC Sale Shares and the KBH Sale
                                          Shares;

1.1.34    "Security"                      means the suretyships and guarantees
                                          granted by DRD on behalf of or in
                                          favour of the Company and listed in
                                          Schedule 2;

1.1.35    "Seller"                        means Crown Consolidated Gold
                                          Recoveries Limited, a company
                                          registered in accordance with the laws
                                          of South Africa under Registration
                                          Number 1997/007865/06, and a wholly
                                          owned subsidiary of DRD;

1.1.36    "Shareholders' Agreement"       means the shareholders' agreement to
                                          be entered into between the Seller,
                                          the Purchasers and the Company
                                          simultaneously with the signing of
                                          this Agreement, a copy of which is
                                          attached to this Agreement as
                                          Schedule 3;

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                                     Page 10

1.1.37    "Signature Date"                means the last date on which this
                                          Agreement is signed by the Parties;

1.1.38    "South Africa"                  means the Republic of South Africa as
                                          constituted from time to time; and

1.1.39    "Subscription Agreement"        means the subscription agreement to be
                                          entered into between DRD and KBH
                                          simultaneously with the signing of
                                          this Agreement, a copy of which is
                                          attached to this Agreement as
                                          Schedule 4.

1.2       GENERAL INTERPRETATION

          In addition to the definitions in clause 1.1, unless the context requires otherwise:

1.2.1          the singular shall include the plural and vice versa;

1.2.2 a reference to any one gender, whether masculine, feminine or neuter, includes the other two;

1.2.3 any reference to a natural person includes an artificial person and vice versa;

1.2.4 any word or expression defined in and for the purposes of this Agreement shall, if expressed in the singular, include the plural and vice versa and a cognate word or expression shall have a corresponding meaning;

1.2.5 words and expressions defined in the Companies Act, which are not defined in this Agreement, shall bear the same meanings in this Agreement as those ascribed to them in the Companies Act;

1.2.6 references to a statutory provision include any subordinate legislation made from time to time under that provision; references to a statutory

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                                     Page 11

               provision include that provision as from time to time modified or re-enacted as far as such modification or re-enactment applies, or is capable of applying, to this Agreement or any transaction entered into in accordance with this Agreement; and

1.2.7 references in this Agreement to "clauses" and "Schedules" are to clauses and schedules to this Agreement.

1.3       HEADINGS AND SUB-HEADINGS

          All the headings in this Agreement, including any sub-headings, are for convenience only and are not to be taken into account for the purposes of interpreting it.


2.   CONDITIONS PRECEDENT

2.1 The whole of this Agreement (except for this clause 2 and clauses 1, 10, 11, 12, 13, 14 and 15) shall be subject to the fulfilment or deemed fulfilment of all the following conditions precedent within 120 (one hundred and twenty) days of the Signature Date or such later date as the Parties may agree upon in writing:

2.1.1 the Company shall have issued to the Seller an additional 99 (ninety nine) ordinary shares of R1 (one Rand) each in the issued share capital of the Company resulting in the Company having an issued share capital of 100 (one hundred) ordinary shares of R1 (one Rand) each;

2.1.2 the board of directors of each of the Parties shall have approved this transaction and each of the Parties shall have been furnished with the relevant resolutions of each of the boards of directors of the other Parties evidencing such approval;

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                                     Page 12

2.1.3 the Parties shall have obtained the relevant written approval from the South African competition authorities for the acquisition by the Purchasers of the Sale Shares;

2.1.4 all appropriate shareholder approvals, to the extent required, shall have been obtained by the Seller in terms of Section 228 of the Companies Act;

2.1.5 the Seller shall have obtained the waiver of any rights which the counterparties of the Company under the Contracts may have as a result of the Purchasers acquiring the Sale Shares from the Seller and, to the extent necessary, the written consent of each such counterparty to the acquisition by the Purchasers of the Sale Shares for the purposes of securing the IDC Ceded Claim;

2.1.6 the Company shall have registered, through the attorneys of the IDC and in favour of the IDC, in addition to the Existing GNB, a general notarial covering bond over all the assets of the Company, on terms acceptable to the IDC, in the amount of R45 000 000 (forty five million Rand), as security for the shareholder loan by the IDC to the Company referred to in clause 6.3.1 of the Shareholders' Agreement;

2.1.7 DRD shall have furnished the IDC with a copy of the Subscription Agreement duly executed by it and KBH.

2.2 It is recorded that the Conditions Precedent in clauses 2.1.1, 2.1.2, and 2.1.3 are stipulated for the benefit of all the Parties, the Condition Precedent in clause 2.1.4 is stipulated for the benefit of the Seller, the Condition Precedent in clause 2.1.5 is stipulated for the benefit of DRD and the Company and the Conditions Precedent in clauses 2.1.6 and 2.1.7 above are stipulated for the benefit of the IDC. To the extent that any of the Conditions Precedent is for the sole benefit of one Party, such Party may waive such condition in writing to that effect, and upon any such waiver the condition shall be deemed to have been fulfilled.

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                                     Page 13

2.3 Except for the provisions of clause 2.1.1 and clause 2.1.7, if any approval or consent required for the fulfilment of any Condition Precedent is granted subject to any condition which adversely affects the Company or the Seller or DRD or any Purchaser to a material extent, the approval shall be deemed not to have been given:

2.3.1 if, in the event of the Company or the Seller or DRD being so affected, DRD and the Seller, acting jointly, so require and give written notice to that effect to the Purchasers within 30 (thirty) days from the date on which the approval in question is granted; or

2.3.2 if, in the event of any Purchaser being so affected, the Purchasers, acting jointly, so require and give written notice to that effect to the Seller and DRD within 30 (thirty) days from the date on which the approval in question is granted.

2.4 If any one of the Conditions Precedent is not fulfilled, deemed to be fulfilled or waived within 120 (one hundred and twenty) days of the Signature Date or such later date as the Parties may agree upon in writing, then this Agreement (except for this clause 2 and clauses 1, 10, 11, 12, 13, 14 and 15) shall not take effect unless otherwise agreed in writing by the Parties. If this Agreement (except for this clause 2 and clauses 1, 10, 11, 12, 13, 14 and 15) does not take effect in accordance with the provisions of this clause 2, no Party shall have any claim against any other of any nature whatsoever arising from the provisions of this Agreement, save that, if the general notarial covering bond required to be registered in terms of clause 2.1.6 shall have been registered, the IDC shall unconditionally and at its own cost promptly procure the cancellation of, and release the Company from, such general notarial covering bond and the IDC shall reimburse the Company (in the event that this Agreement does not take effect in accordance with the provisions of this clause 2 due to any act or omission of or on the part of the IDC) for all costs (including stamp duty) incurred by the Company in the registration of such general notarial covering bond.

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                                     Page 14

2.5 The Parties shall use their reasonable endeavours to do whatever may be necessary to procure the fulfilment of the Conditions Precedent and shall co-operate fully with each other for that purpose.

2.6 Notwithstanding its obligation to use its reasonable endeavours to do whatever may be necessary to procure the fulfilment of the Conditions Precedent, set out in clause 2.5, the IDC undertakes to the Seller and DRD that it will use its best endeavours to do whatever may be necessary to procure the lodgement of the general notarial covering bond, required to be registered in terms of clause 2.1.6, as soon as possible after the Signature Date, and to procure its registration within 10 (ten) Business Days of the date of its lodgement.


3.   SALE AND PURCHASE

3.1       The Seller agrees to:

3.1.1 sell to KBH, and KBH agrees to purchase from the Seller, free from all Encumbrances together with all rights attaching thereto, the KBH Sale Shares, with effect from the Closing Date; and

3.1.2 cede to KBH, and KBH agrees to accept cession of, the KBH Ceded Claims, with effect from the Closing Date,

          against payment of the various consideration set out in clause 4 and in accordance with the terms and subject to the conditions of this Agreement.

3.2       The Seller agrees to:

3.2.1 sell to the IDC, and the IDC agrees to purchase from the Seller, free from all Encumbrances together with all rights attaching thereto, the IDC Sale Shares with effect from the Closing Date; and

3.2.2 cede to the IDC, and the IDC agrees to accept cession of, the IDC Ceded Claims, with effect from the Closing Date,

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                                     Page 15

          against payment of the various consideration set out in clause 4 and in accordance with the terms and subject to the conditions of this Agreement.

3.3 The risk in and benefit of the KBH Sale Shares shall pass from the Seller to KBH upon completion of Closing on the Closing Date.

3.4 The risk in and benefit of the IDC Sale Shares shall pass from the Seller to the IDC upon completion of Closing on the Closing Date.

3.5 The risk in and benefit of the KBH Ceded Claims shall pass from the Seller to KBH upon completion of Closing on the Closing Date.

3.6 The risk in and benefit of the IDC Ceded Claims shall pass from the Seller to the IDC upon completion of Closing on the Closing Date.


4.   CONSIDERATION

4.1 The total sum of the consideration payable by the Purchasers to the Seller for the Sale Shares and Ceded Claims shall be R105 531 000 (one hundred and five million five hundred and thirty one thousand Rand) in the aggregate comprising:

4.1.1 an amount of R57 (fifty seven Rand) which shall be payable by the IDC for the Sale Shares purchased by the IDC;

4.1.2 the discounted amount of R100 254 393 (one hundred million two hundred and fifty four thousand and three hundred and ninety three Rand) which shall be payable by the IDC for the IDC Ceded Claims;

4.1.3 an amount of R3 (three Rand) which shall be payable by KBH for the Sale Shares purchased by KBH;

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                                     Page 16

4.1.4 the discounted amount of R5 276 547 (five million two hundred and seventy six thousand and five hundred and forty seven Rand) which shall be payable by KBH for the KBH Ceded Claims.

4.2 The consideration referred to in clause 4.1 shall be payable by each of the Purchasers to the Seller as follows:

4.2.1          the IDC shall discharge the consideration referred to in clauses
               4.1.1 and 4.1.2 by paying an amount of R100 254 450 (one hundred million two hundred and fifty four thousand four hundred and fifty Rand) in cash to the Seller by means of a telegraphic transfer, for value at the Closing Date, to a bank account of the Seller in South Africa, which shall have been designated by the Seller giving written notice to the IDC at least 24 (twenty four) hours before the Closing Date, in accordance with the provisions of clause 5;

4.2.2          KBH shall discharge the consideration referred to in clauses
               4.1.3 and 4.1.4 by paying a total amount of R5 276 550 (five million two hundred and seventy six thousand five hundred and fifty Rand) in cash to the Seller by means of a telegraphic transfer, for value at the Closing Date, to a bank account of the Seller in South Africa, which shall have been designated by the Seller giving written notice to KBH at least 24 (twenty four) hours before the Closing Date, in accordance with the provisions of clause 5.


5.   CLOSING

     Unless otherwise agreed by the Parties in writing, a meeting shall be held within 5 (five) Business Days from the Effective Date at the offices of Bowman Gilfillan Inc. located on 9th Floor, Twin Towers West, Sandton City, Fifth Street, Sandton at 10h00, or at such other place or time as the Parties may agree in writing, at which the following matters shall be completed by them:

5.1 The Seller shall deliver to the Attorneys all the certificates for the Sale Shares, together with such transfer forms, duly executed by it and currently dated, as

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                                     Page 17

          may be required for the lawful transfer of the Sale Shares to the Purchasers, together with the appropriate resolutions if applicable, from the Seller's board of directors authorising the sale of the Sale Shares by the Seller to the Purchasers and the appropriate resolutions from the Seller's shareholders authorising the sale of the Sale Shares. The Parties shall procure that the Attorneys hold, and release such certificates, transfer forms and resolutions, in accordance with the provisions of clause 5.9.

5.2 Each Purchaser shall deliver to the Seller, in a form reasonably acceptable to the Seller, written evidence from its bankers of the implementation by it of the telegraphic transfer of the consideration payable by it in terms of clause 4, to the bank account of the Seller designated pursuant to the provisions of clause 4.2.1 or clause 4.2.2, as the case may be, and for value at the Closing Date.

5.3 The Seller shall procure that meetings of the board of directors of the Company are held, at which resolutions approving of the following matters, where applicable, are duly passed by the board of directors:

5.3.1 the transfer from the Seller to the Purchasers of the Sale Shares in accordance with the share transfer forms delivered to the Purchasers in terms of clause 5.1 above;

5.3.2 the Company ceding assigning and making over the CCGR Loan to the Seller in accordance with the provisions of the Cession Agreement;

5.3.3 the registration in the Company's register of members of the Purchasers as the holders of the Sale Shares in accordance with the approval given in terms of clause 5.3.1 above;

5.3.4 the issue of appropriate new share certificates for the Sale Shares to the Purchasers in accordance with the provisions of clause 5.3.3 above;

5.3.5 accepting the resignation of the relevant members of the board of directors of the Company; and

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                                     Page 18

5.3.6          the appointment to the board of directors of the Company of:

5.3.6.1 1 (one) representative of the IDC, nominated by the IDC as its nominee for the board of directors of the Company with immediate effect;

5.3.6.2 2 (two) representatives of KBH, nominated by KBH as its nominees for the board of directors of the Company with immediate effect.

5.4 The Seller shall deliver to the Purchasers a certificate issued by the finance director of the Company, or a person in an equivalent position in the Company, confirming the total amount of the CCGR Loan as at the Closing Date. The Parties agree that the certificate so issued shall, in absence of manifest error, be final and binding on them.

5.5 The Seller, the Company and DRD shall enter into and conclude the Cession Agreement in terms of which the total amount of the CCGR Loan (as evidenced by the certificate referred to in clause 5.4) is ceded, assigned and made over by the Company to the Seller.

5.6 The Seller shall pay to the Company R1 (one Rand) in cash, as required by the provisions of clause 3 of the Cession Agreement.

5.7 Each of the Purchasers shall deliver to the Seller appropriate board resolutions authorising it to enter into and to perform all of its obligations under this Agreement.

5.8 The Company shall issue, in the name of the IDC and KBH respectively, appropriate new share certificates showing the IDC as the holder of the IDC Sale Shares and KBH as the holder of the KBH Sale Shares. In addition, the Company shall issue, if necessary, in the name of the Seller a balancing share certificate showing the Seller as the holder of 40 (forty) ordinary shares of R1 (one Rand) each in the issued share capital of the Company. All the share certificates relating to the shareholdings of KBH and the IDC shall be delivered by the Company to the Attorneys. The Parties shall procure that the

          Attorneys hold, and release, such certificates in accordance with the provisions of clause 5.9.

5.9 The Attorneys shall hold the share certificates, share transfer forms and resolutions delivered to them in terms of clauses 5.1 and 5.8 in trust on behalf of the Seller, until such time as it receives notification in writing from the Seller confirming receipt by the Seller of the consideration payable by the IDC and KBH for the Sale Shares, set out in clause 4, in the bank account of the Seller designated by the Seller pursuant to the provisions of clauses 4.2.1 and 4.2.2, for value at the Closing Date. Upon receipt of such written notification from the Seller, the Attorneys shall release:

5.9.1          to the IDC:

5.9.1.1 the share transfer form duly executed by the Seller for the transfer to the IDC of the IDC Sale Shares;

5.9.1.2 a certified copy of the resolutions authorising the sale of the Sale Shares by the Seller to the Purchasers;

5.9.1.3 the share certificate issued by the Company in the IDC's name for the IDC Sale Shares, in terms of clause 5.8;

5.9.2          to KBH:

5.9.2.1 the share transfer form duly executed by the Seller for the transfer to KBH of the KBH Sale Shares;

5.9.2.2 a certified copy of the resolutions authorising the sale of the Sale Shares by the Seller to the Purchasers;

5.9.2.3 the share certificate issued by the Company in KBH's name for the KBH Sale Shares, in terms of clause 5.8;

5.9.3          to the Company:

5.9.3.1 the Seller's share certificates for the Sale Shares, for the purposes of their cancellation;

5.9.3.2 the original resolutions authorising the sale of the Sale Shares by the Seller to the Purchasers, for the purposes of inserting such resolutions into the Company's record books.

5.10 Each of the Parties shall provide written evidence that all the Conditions Precedent, to the extent that it was its responsibility to ensure fulfilment, have indeed been fulfilled.

5.11 Notwithstanding anything to the contrary anywhere else in this Agreement, the Parties agree that all the actions taken pursuant to the provisions of clauses 5.1 to 5.9 above shall be deemed to have been taken simultaneously, and that none of them shall be deemed to have been taken unless all of them have been taken.


6.   RAISING FEE

     Within 14 (fourteen) Business Days of the Subscription Date (as defined in the Subscription Agreement), the Parties will procure that the Company shall pay to the IDC a raising fee of R1 002 543 (one million two thousand and five hundred and forty three Rand), which constitutes 1% (one percent) of R100 254 393 (one hundred million two hundred and fifty four thousand three hundred and ninety three Rand), in cash by means of a bank guaranteed cheque issued by a reputable bank acceptable to the IDC.


7.   COLLATERAL AGREEMENTS

     The Parties agree with each other that the Parties and, where applicable, other relevant parties, shall simultaneously with the signature of this Agreement enter into the following collateral agreements:

7.1       the Shareholders' Agreement; and

7.2       the Subscription Agreement.


8.   RESCISSION EVENT

8.1 For the purposes of this Agreement, a "Rescission Event" shall occur if KBH fails to subscribe for 4 794 889 (four million seven hundred and ninety four thousand and eight hundred and eighty nine) ordinary shares in the stated capital of DRD within 30 (thirty) days of the Closing Date.

8.2 Upon occurrence of a Rescission Event in terms of clause 8.1, this Agreement shall terminate with immediate effect unless otherwise agreed upon in writing by the Parties and the Parties shall be restored to their status quo and on the basis that there shall be restitution between the Parties in accordance with and subject to the following provisions:

8.2.1 each of the Purchasers shall transfer (without Encumbrances) to the Seller all the shares it holds in the Company at a cash consideration which is equivalent to the par value of each of those shares and each of the Purchasers shall be liable for any stamp duty payable for the transfer of its portion of the shares;

8.2.2 KBH shall be deemed to have re-ceded (without Encumbrances) all the KBH Ceded Claims acquired by it in terms of this Agreement to the Seller at a cash consideration payable by the Seller which is equivalent to the purchase consideration paid for those Claims in terms of clause 4, plus interest on that purchase consideration calculated at the Call Rate from the Closing Date to the date of payment, less any dividends declared or distributions made on the KBH Sale Shares to KBH by the Company;

8.2.3 the IDC shall be deemed to have re-ceded (without Encumbrances) all the IDC Ceded Claims acquired by it in terms of this Agreement to the Seller at a cash consideration payable by the Seller which is equivalent to the purchase consideration paid for those Claims in terms of clause

               4, plus interest on that purchase consideration calculated at the Call Rate from the Closing Date to the date of payment, less any dividends declared or distributions made on the IDC Sale Shares to the IDC by the Company;

8.2.4 the IDC shall promptly repay the raising fee referred to in clause 6 together with interest thereon calculated at the Call Rate from the date of payment of the raising fee by the Company to the IDC in terms of clause 6 to the date of repayment by the IDC to the Company, and upon completion of all items referred to in clause 8.2, no Party shall have any claim against any other of any nature whatsoever arising from the provisions of this clause 8.2 save that, if any of the Claims are secured, the Party holding the security shall unconditionally and at its own cost promptly release the Company from all such security. The risk in and benefit of the IDC Sale Shares, the KBH Sale Shares, the IDC Ceded Claims and the KBH Ceded Claims, transferred and deemed to have been receded in terms of clauses 8.2.1 to 8.2.3, shall be deemed to have passed from the IDC and KBH to the Seller upon completion of the transfer of the IDC Shares and the KBH Shares from the IDC and KBH to the Seller in terms of clause 8.2.1.


9.   WARRANTIES AND REPRESENTATIONS

9.1       The Seller hereby warrants and represents to the Purchasers that:

9.1.1 the Company has properly and punctually made all tax returns and provided all information required for taxation purposes in accordance with the tax laws of South Africa;

9.1.2 in so far as it is aware, the Company has duly and punctually paid all taxation which it has become liable to pay and is under no liability to pay any penalty or interest in connection with any claim for taxation;

9.1.3          other than the Litigation affecting the Company set out in
               Schedule 5 to this Agreement, no other litigation or arbitration or administrative or criminal proceedings are pending or threatened or expected by or against the Company or any such officer, agent or employee in relation to the business of the Company; and so far as the Seller is aware there are no facts or circumstances likely to give rise to any such litigation or arbitration or administrative or criminal proceedings;

9.1.4 each of the Company's contracts as listed in Schedule 1 to this Agreement are valid and binding and to the extent that the counterparties to these contracts are to be notified of the transaction contemplated in this Agreement or are required to give their consent to the transaction contemplated in this Agreement, as the case may be, such notice and/or consent has been duly given and no notice of termination of any such contract has been received or served by the Company and the Seller is not aware of the invalidity of, or of any grounds for termination, rescission, avoidance or repudiation of, any such contracts;

9.1.5 apart from the DRD Group Contracts which are listed in Schedule 1A to this Agreement, there are no other DRD Group Contracts in place; and if there are any such DRD Group Contracts the Seller agrees that these contracts are to be negotiated by the Company and that the Seller will indemnify the Purchasers against any losses arising from these contracts;

9.1.6          it is the owner of the Sale Shares;

9.1.7          the Sale Shares and the Claims are unencumbered;

9.1.8 the assets of the Company are unencumbered (except insofar as the assets are encumbered in favour of the IDC by means of the Existing GNB and the general notarial covering bond required to be registered in terms of clause 2.1.6);

9.1.9 between Signature Date and the Effective Date, the Company shall not pay out any dividends and sell any assets other than in the ordinary course of business; and

9.1.10 full provision has been made in the Audited Accounts for all actual liabilities of the Company outstanding at the Balance Sheet Date and proper provision (or note) in accordance with generally accepted accounting principles in South Africa, at the time they were audited, has been made therein for all other liabilities of the Company then outstanding, whether contingent, quantified, disputed or not.

9.2 The Seller acknowledges that the Purchasers are entering into this Agreement to purchase the Sale Shares and the Ceded Claims in reliance upon the warranties set out in clause 9.1 above.

9.3 Each of the warranties and representations is applicable as at the Signature Date and the Closing Date.


10.  ANNOUNCEMENTS AND CONFIDENTIALITY

10.1 Subject to clause 10.2, no Party shall make any announcement or statement about this Agreement or its contents without first having obtained the prior written consent of the other Parties to the announcement or statement and to its contents, provided that such consent may not be unreasonably withheld.

10.2 The provisions of clause 10.1 shall not apply to any announcement or statement which any of the Parties is obliged to make by virtue of law or its shares or the shares of its holding company or any of its subsidiaries being listed on The JSE Securities Exchange South Africa or any other recognised exchange, provided that the Party in question shall consult with the other Parties before making any announcement or statement contemplated in this clause 10.2 and the content of such announcement or statement will be restricted to that information which is required to be so disclosed.

10.3 Each Party shall procure that each of its subsidiaries shall, at all times, use all reasonable endeavours to keep any confidential information, which it may have acquired in relation to this Agreement, in confidence, and shall not use or permit the use of such information for any other purpose than stipulated in this Agreement and shall not disclose such information to any third party.


11.  BREACH

11.1 Should the Seller commit any breach of this Agreement, the Purchasers shall not be entitled to cancel this Agreement unless the breach is material and goes to the root of this Agreement and cannot be remedied adequately by the payment of damages and, being such a breach, is not remedied or is not capable of being remedied by specific performance within a reasonable time after the Seller receives written notice from the Purchasers to remedy the breach.

11.2 Should either of the Purchasers commit any breach of this Agreement, the Seller shall not be entitled to cancel this Agreement unless the breach is material and goes to the root of this Agreement and cannot be remedied adequately by the payment of damages and, being such a breach, is not remedied or is not capable of being remedied by specific performance within a reasonable time after the Purchasers receive written notice from the Seller to remedy the breach.


12.  GENERAL

12.1      COMMUNICATIONS BETWEEN THE PARTIES

          All notices, demands and other oral or written communications given or made by or on behalf of any Party to the other Parties shall be in English.

12.2      REMEDIES

          No remedy conferred by this Agreement is intended, unless specifically otherwise stated, to be exclusive of any other remedy which is otherwise available at law, by statute or otherwise. Each remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law, by statute or otherwise. The election of any one or more remedy by any of the Parties shall not constitute a waiver by such Party of the right to pursue any other remedy.

12.3      SEVERANCE

          If any provision of this Agreement is rendered void, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the Parties shall endeavour in good faith to agree an alternative provision to the void, illegal or unenforceable provision.

12.4      ENTIRE AGREEMENT

12.4.1 This Agreement (including the Schedules) constitutes the entire agreement between the Parties in regard to their subject matter.

12.4.2 No Party shall have any claim or right of action arising from any undertaking, representation or warranty not included in this Agreement or the Schedules.

12.5      VARIATIONS

          No agreement to vary, add to or cancel this Agreement shall be of any force or effect unless recorded in writing and signed by or on behalf of both Parties.

12.6      ASSIGNMENT

          No Party may delegate any of its obligations under this Agreement.

12.7      GENERAL CO-OPERATION

          Each Party shall co-operate with the others and execute and deliver to the other Parties such other instruments and documents and take such other actions as may be reasonably requested from time to time in order to carry out, evidence and confirm their rights and the intended purpose of this Agreement.

12.8      COUNTERPARTS

          This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Agreement by signing any such counterpart.

12.9      JURISDICTION

          The Parties submit themselves to the non-exclusive jurisdiction of the Witwatersrand Local Division of the High Court of the Republic of South Africa.


13.  ARBITRATION

13.1 Any dispute arising out of this Agreement or the interpretation thereof, both while in force and after its termination, shall be submitted to and determined by arbitration. Any Party may demand arbitration by notice in writing to the other Parties. Such arbitration shall be held in Johannesburg unless otherwise agreed to in writing and shall be held in a summary manner with a view to it being completed as soon as possible.

13.2 There shall be 1 (one) arbitrator who shall be, where the question and issue is:

13.2.1 primarily an accounting matter, an independent chartered accountant of 10 (ten) years standing;

13.2.2         primarily a legal matter, a practising Senior Counsel; or

13.2.3         primarily a technical matter, a suitably qualified person.

13.3 The appointment of the arbitrator shall be agreed upon between the Parties in writing but, failing agreement between them, within a period of 14 (fourteen) days after the arbitration has been demanded in terms of clause 13.1, any Party shall be entitled to request the President for the time being of the Law Society of the Northern Provinces to make the appointment and, in making his appointment, to have regard to the nature of the dispute.

13.4 The arbitrator shall have the powers conferred upon an arbitrator under the Arbitration Act, 1965 (as amended), but shall not be obliged to follow the procedures prescribed in that Act and shall be entitled to decide on such procedures as he may consider desirable for the speedy determination of the dispute, and in particular he shall have the sole and absolute discretion to determine whether and to what extent it shall be necessary to file pleadings, make discovery of documents or hear oral evidence.

13.5 The decision of the arbitrator shall be final and binding on the Parties and may be made an order of any court of competent jurisdiction. The Parties hereby submit themselves to the non-exclusive jurisdiction of the Witwatersrand Local Division of the High Court of South Africa, or any successor thereto, should any Party wish to make the arbitrator's decision an order of that Court.


14.  ADDRESSES FOR LEGAL PROCESS AND NOTICES

14.1 The Parties choose for the purposes of this Agreement the following addresses and telefax numbers:

14.1.1         the Seller    :            45 Empire Road
                                          Parktown
                                          Johannesburg
                                          South Africa
                                          Attn: The Company Secretary
                                          Fax No: 011 482 1022

14.1.2         the IDC:                   19 Fredman Drive
                                          Sandton
                                          Johannesburg
                                          Attn: The Chief Legal Advisor
                                          Fax No: 011 269 3116

14.1.3         KBH:                       ERPM Main Office
                                          Cnr Main Reef and Pretoria Road
                                          Boksburg
                                          Attn: The Chief Executive Officer
                                          Fax No: 011 917 2542

14.1.4         DRD:                       45 Empire Road
                                          Parktown
                                          Johannesburg
                                          South Africa
                                          Attn: The Company Secretary
                                          Fax No. 011 482 1022

14.2 Any legal process to be served on any of the Parties may be served on it at the address specified for it in clause 14.1 and it chooses that address as its domicilium citandi et executandi for all purposes under this Agreement.

14.3 Any notice or other communication to be given to any of the Parties in terms of this Agreement shall be valid and effective only if it is given in writing, provided that any notice given by telefax shall be regarded for this purpose as having been given in writing.

14.4 A notice to any Party which is sent by registered post in a correctly addressed envelope to the address specified for it in clause 14.1 shall be deemed to have been received (unless the contrary is proved) within 14 (fourteen) days from the date it was posted, or which is delivered to the Party by hand at that address shall be deemed to have been received on the day of delivery, provided it was delivered to a responsible person during ordinary business hours.

14.5 Each notice by telefax to a Party at the telefax number specified for it in clause 14.1 shall be deemed to have been received (unless the contrary is proved) within 4 (four) hours of transmission if it is transmitted during normal business hours of the receiving Party or within 4 (four) hours of the beginning of the next Business Day after it is transmitted, if it is transmitted outside those business hours.

14.6 Notwithstanding anything to the contrary in this clause 14, a written notice or other communication actually received by any Party (and for which written receipt has been obtained) shall be adequate written notice or communication to it notwithstanding that the notice was not sent to or delivered at its chosen address.

14.7 Any Party may by written notice to the other Parties change its address for the purposes of clause 14.1 to any other address (other than a post office box number) provided that the change shall become effective on the 7th (seventh) day after the receipt of the notice.


15.  COSTS

15.1 Each Party shall pay its own costs incurred by it to its attorneys and other professional advisers for the preparation, signing and closing of this Agreement.

15.2 The Company shall bear the costs of the Competition Commission of South Africa for the purposes of the sale and purchase of the Sale Shares under this Agreement.

15.3 The Purchasers shall be liable for any stamp duty payable for the registration of any transfer of the Sale Shares under this Agreement.

16.  SPECIAL INDEMNITY UNDERTAKINGS

16.1 KBH hereby unconditionally undertakes to DRD that it will procure the release fully of DRD from the Security in all its forms within 6 (six) months of the Closing Date. KBH hereby indemnifies DRD and hold it harmless against any claim, loss or damages suffered or expense incurred by the Seller arising from the Security in respect of any breach by the Company, after the Closing Date, of any agreement which is the subject matter of the Security for so long as KBH has not procured the release of DRD from the Security. Notwithstanding the provisions of this clause 16.1, KBH shall not be liable for any consequential or indirect losses, expenses or damages suffered by DRD under this Agreement.

16.2      For the purposes of this clause 16:

16.2.1    "Indemnity"                     means an indemnity given in terms of
                                          this Agreement;

16.2.2    "Indemnifying Party"            means KBH;

16.2.3    "Indemnified Party"             means DRD.

16.3 The Indemnified Party shall notify the Indemnifying Party in writing of any claim which is made against the Indemnified Party and which is covered by an Indemnity as soon as practicable after the Indemnified Party has become aware thereof.

16.4 If any claim is made against the Indemnified Party which is covered by an Indemnity, the Indemnified Party shall, if so required by the Indemnifying Party in writing, oppose the claim to the extent required by the Indemnifying Party, provided that:

16.4.1 the Indemnified Party is first furnished with security to its reasonable satisfaction for the payment of all costs (on an attorney and client basis) of the opposition to the claim and all costs which may be awarded against the Indemnified Party as a consequence of the contesting of the claim;

16.4.2 if the security referred to in clause 16.4.1 is not provided, or if that security is provided and the opposition to the claim is unsuccessful or abandoned on the written instructions of the Indemnifying Party, and if the Indemnifying Party does not immediately discharge the claim in question, the Indemnified Party will be entitled to pay the claim and recover the full amounts so paid from the Indemnifying Party.

16.5 For the purposes of clause 16.4 above, the Indemnifying Party or its duly authorised representatives shall be entitled to access to the accounts, records and documents of the Indemnified Party which relate to the claim in question.


SIGNED at Johannesburg on 12 June 2002


                                          For:  CROWN CONSOLIDATED GOLD
                                                RECOVERIES LIMITED

                                                /s/ Mark Wellesley-Wood
                                                --------------------------------
                                                Signatory: Mark Wellesley-Wood
                                                Capacity: Director
                                                Authority: Resolution


SIGNED at Sandton on 12 June 2002


                                          For:  THE INDUSTRIAL DEVELOPMENT
                                                CORPORATION OF SOUTH AFRICA
                                                LIMITED

                                                /s/ Nam Tshivhase
                                                --------------------------------
                                                Signatory: Nam Tshivhase
                                                Capacity: General Counsel
                                                Authority: General Resolution
                                                and

                                                /s/ M. Netshitangani
                                                --------------------------------
                                                Signatory: M. Netshitangani
                                                Capacity: Head of Department
                                                Authority: Resolution


SIGNED at Sandton on 12 June 2002


                                          For:  KHUMO BATHONG HOLDINGS
                                                (PTY) LIMITED

                                                /s/ M.P. Ncholo
                                                --------------------------------
                                                Signatory: M.P. Ncholo
                                                Capacity: CEO
                                                Authority: Resolution


SIGNED at Johannesburg on 12 June 2002


                                          For:  DURBAN ROODEPOORT DEEP,
                                                LIMITED

                                                /s/ Mark Wellesley-Wood
                                                --------------------------------
                                                Signatory: Mark Wellesley-Wood
                                                Capacity: Director
                                                Authority: Resolution

SCHEDULE 1

CONTRACTS

1. Loan Facility agreement entered into between Buffelsfontein Gold Mines Limited and FBCF Equipment Finance (Proprietary) Limited on 17 November 1999, supported by a separate guarantee and indemnity agreement entered into between DRD, Blyvooruitzicht Gold Mining Company Limited, Argonaut Financial Services (Proprietary) Limited, West Witwatersrand Gold Mines Limited, the Company and BOE Bank Limited (BOE Merchant Bank division).

2. International Bullion Master Agreement entered into between Chase Manhattan Bank and DRD on 2 November 1998 for spot and forward traders and bullion options.

SCHEDULE 1A

DRD GROUP CONTRACTS

1. Toll Milling Contract entered into between DRD and CGR to treat Fleurhof Material at Rand Lease Plant for CGR at the cost of R1, 20 per ton.

2.   Management services agreement entered into between the Company and DRD.

SCHEDULE 2

SURETYSHIPS AND GUARANTEES OF DRD

1. Suretyship in favour of the IDC for R25 000 000 (twenty five million Rand) signed on 8 June 1999

2. Suretyship in favour of SCMB for R4 000 000 (four million Rand) signed on 25 October 2000.

SCHEDULE 3

SHAREHOLDERS' AGREEMENT

                                      SCHEDULE 3 TO THE SHARE PURCHASE AGREEMENT

SHAREHOLDERS' AGREEMENT


between:


THE INDUSTRIAL DEVELOPMENT CORPORATION OF SOUTH AFRICA LIMITED


and


KHUMO BATHONG HOLDINGS (PROPRIETARY) LIMITED


and


CROWN CONSOLIDATED GOLD RECOVERIES LIMITED


and


CROWN GOLD RECOVERIES (PROPRIETARY) LIMITED


and


DURBAN ROODEPOORT DEEP, LIMITED


                                                           BOWMAN GILFILLAN INC.
                                                     9th Floor, Twin Towers West
                                                                    Sandton City
                                                                   Sandton, 2146
                                                      Telephone : (011) 881 9800
                                                            Fax : (011) 883 4505

                                TABLE OF CONTENTS

1.  INTERPRETATION..........................................................3
2.  CONDITION PRECEDENT....................................................11
3.  COMPANY BUSINESS.......................................................11
4.  CORPORATE REQUIREMENTS.................................................11
5.  DIVIDEND POLICY........................................................12
6.  CAPITAL AND FURTHER FINANCE............................................13
7.  WAREHOUSING ARRANGEMENT................................................15
8.  OBLIGATIONS OWED TO DRD................................................20
9.  OBLIGATIONS OWED BY DRD................................................21
10. DIRECTORS AND MANAGEMENT...............................................21
11. RESERVED MATTERS.......................................................23
12. FINANCIAL MATTERS......................................................26
13. INFORMATION AND REPORTING..............................................27
14. CONFIDENTIALITY........................................................28
15. REGULATORY MATTERS.....................................................30
16. TRANSFER OF SHARES.....................................................31
17. FURTHER ASSURANCES.....................................................37
18. ANNOUNCEMENTS..........................................................37
19. ENTIRE AGREEMENT.......................................................38
20. CONFLICT WITH MEMORANDUM AND ARTICLES..................................38
21. DURATION...............................................................39
22. NOTICES................................................................40
23. ARBITRATION............................................................42
24. GENERAL................................................................43

SCHEDULES

1.   SCHEDULE 1: DEFINITION OF "IRR"
2.   SCHEDULE 2: BASIS OF INTEREST COVER
3.   SCHEDULE 3: PROPOSED BUSINESS PLAN

WHEREAS:

A. The IDC and KBH are desirous of purchasing 57% (fifty seven per cent) and 3% (three per cent), respectively, of the issued share capital of the Company and CCGR is desirous of selling 57% (fifty seven per cent) of the issued share capital of the Company to the IDC and 3% (three per cent) of the issued share capital of the Company to KBH, in terms of the Share Purchase Agreement. CCGR intends retaining 40% (forty per cent) of the issued share capital of the Company upon completion of the Share Purchase Agreement.

B. The Parties are entering into this Agreement in order to establish the manner in which the Company is to be managed and to set out the terms governing the relationship of the IDC, KBH and CCGR as shareholders in the Company.

IT IS AGREED AS FOLLOWS:


1.   INTERPRETATION

1.1       DEFINITIONS

          For the purposes of this Agreement, and the preamble, unless the context requires otherwise, the words and expressions set out below shall have the meanings assigned to them, namely:

1.1.1     "this Agreement"                means this shareholders' agreement and
                                          all its Schedules;

1.1.2     "Affiliate"                     means with respect to any person, any
                                          other person directly or indirectly
                                          holding at least 30% (thirty per cent)
                                          of the ordinary issued share capital
                                          of that person;

1.1.3     "Board"                         means the board of Directors or any
                                          duly
                                          appointed committee thereof from time
                                          to time;

1.1.4     "Budget"                        means a budget for the Company for a
                                          particular Financial Year in a format
                                          approved from time to time by the
                                          Board;

1.1.5     "Business Day"                  means any day other than a Saturday,
                                          Sunday or statutory holiday in South
                                          Africa;

1.1.6     "Business Plan"                 means an ongoing business plan for the
                                          Company commencing with the Initial
                                          Business Plan, including the business
                                          plans of the Company drawn by the
                                          Directors for the succeeding Financial
                                          Years;

1.1.7     "CCGR"                          means Crown Consolidated Gold
                                          Recoveries Limited, a company
                                          registered in accordance with the laws
                                          of South Africa under Registration
                                          Number 1997/007865/06;

1.1.8     "CCGR Directors"                means the Directors appointed by CCGR
                                          from time to time;

1.1.9     "CCGR Loan"                     means all the non-interest bearing
                                          loans made by the Company to DRD and
                                          thus owing by DRD to the Company as at
                                          the Completion Date;

1.1.10    "CCGR's Shares"                 means the 40 (forty) Shares,
                                          constituting 40% (forty per cent) of
                                          the issued share capital of the
                                          Company, held by CCGR as at the
                                          Completion Date, together with any
                                          other Shares held by CCGR from time to
                                          time;

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                                     Page 5

1.1.11    "Cession Agreement"             means the cession agreement as defined
                                          in the Share Purchase Agreement;

1.1.12    "Chairman"                      means the chairman from time to time
                                          of the Board;

1.1.13    "Companies Act"                 means the Companies Act, 1973, as
                                          amended;

1.1.14    "the Company"                   means Crown Gold Recoveries
                                          (Proprietary) Limited, a company
                                          registered in accordance with the laws
                                          of South Africa under Registration
                                          Number 1988/005115/07;

1.1.15    "Completion Date"               means the date on which the condition
                                          precedent referred to in clause 2.1 is
                                          fulfilled;

1.1.16    "Directors"                     means directors of the Company from
                                          time to time;

1.1.17    "DRD"                           means Durban Roodepoort Deep, Limited,
                                          a company registered in accordance
                                          with the laws of South Africa under
                                          Registration Number 1895/000926/06;

1.1.18    "DRD Loan"                      means the unsecured loan note, which
                                          as at the Signature Date has a face
                                          value of R37 716 875 (thirty seven
                                          million seven hundred and sixteen
                                          thousand and eight hundred and seventy
                                          five Rand), which was issued by the
                                          Company to CCGR (evidencing the
                                          indebtedness of the Company to CCGR)
                                          and ceded to DRD and bears interest at
                                          the Prime Rate plus 25% (twenty five
                                          per cent) of the Prime Rate;

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                                     Page 6

1.1.19    "Executive Directors"           means any of the Directors who are
                                          employed by the Company or seconded to
                                          the Company, as the case may be, in a
                                          managerial capacity;

1.1.20    "Existing GNB"                  means the general notarial covering
                                          bond registered on 13 September 1999
                                          under registration number BN25326/1999
                                          by the Company in favour of the IDC in
                                          the amount of R25 000 000 (twenty five
                                          million Rand) over the assets of the
                                          Company;

1.1.21    "Fair Price"                    means the open market value of the
                                          relevant Shares between a willing
                                          seller and a willing third party buyer
                                          at the date of the Transfer Notice (as
                                          defined in clause 16.6) without any
                                          premium or discount by reference to
                                          the percentage of the Shares being
                                          sold or transferred;

1.1.22    "Financial Year"                means a financial period of the
                                          Company (commencing, other than in the
                                          case of its initial financing period,
                                          on 1 July and ending on 30 June of
                                          each year);

1.1.23    "the IDC"                       means The Industrial Development
                                          Corporation of South Africa Limited, a
                                          company registered in accordance with
                                          the company laws of South Africa under
                                          Registration Number 1940/014201/06;

1.1.24    "IDC Directors"                 means the Directors appointed by the
                                          IDC from time to time;

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                                     Page 7

1.1.25    "IDC Investment"                means the IDC Shares and the IDC Loan
                                          from time to time;

1.1.26    "IDC Loan"                      means the IDC's shareholder loan
                                          against the Company as set out in
                                          clause 6.3.1;

1.1.27    "IDC Shares"                    means the 57 (fifty seven) Shares,
                                          constituting 57% (fifty seven per
                                          cent) of the issued share capital of
                                          the Company, held by the IDC as at the
                                          Completion Date, together with any
                                          other Shares held by the IDC from time
                                          to time;

1.1.28    "Initial Business Plan"         means the proposed business plan
                                          attached to this Agreement as
                                          Schedule 3;

1.1.29    "IRR"                           means the real after tax internal rate
                                          of return calculated in accordance
                                          with the methodology contained in
                                          Schedule 1 to this Agreement;

1.1.30    "IRR Certificate"               means the certificate furnished by the
                                          IDC to the other Parties in terms of
                                          clause 7.5.5.6;

1.1.31    "KBH"                           means Khumo Bathong Holdings
                                          (Proprietary) Limited, a company
                                          registered in accordance with the laws
                                          of South Africa under Registration
                                          Number 1998/007564/07;

1.1.32    "KBH Directors"                 means the Directors appointed by KBH
                                          from time to time;

1.1.33    "KBH Shares"                    means the 3 (three) Shares,
                                          constituting 3% (three per cent) of
                                          the issued share capital of the
                                          Company, held by KBH as at the

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                                     Page 8

                                          Completion Date together with any
                                          other Shares held by KBH from time to
                                          time;

1.1.34    "Loan Account"                  in relation to a Shareholder, means
                                          its loan account for shareholder loans
                                          made to the Company by it and by any
                                          company which is a Member of the Same
                                          Group as it;

1.1.35    "Member of the Same Group"      means in relation to any Party, any
                                          company which is its subsidiary
                                          company, holding company or Affiliate;

1.1.36    "Memorandum and Articles"       means the memorandum and articles of
                                          association of the Company for the
                                          time being and as amended from time to
                                          time;

1.1.37    "Non-Executive Directors"       means any of the Directors who are not
                                          employed by the Company or seconded to
                                          the Company, as the case may be, in a
                                          managerial capacity;

1.1.38    "Parties"                       means the IDC, KBH, CCGR and the
                                          Company and "Party" means any one of
                                          them;

1.1.39    "Prime Rate"                    shall mean the publicly quoted basic
                                          rate of interest generally charged by
                                          The Standard Bank of South Africa
                                          Limited from time to time in South
                                          Africa on overdraft to its first class
                                          corporate borrowers, calculated on a
                                          365 (three hundred and sixty five) day
                                          factor, irrespective of whether or not
                                          the year in question is a leap year,
                                          it being recorded that a certificate
                                          signed by any manager of The Standard
                                          Bank of South Africa Limited

                                          (whose appointment it shall not be
                                          necessary to prove) shall constitute
                                          prima facie proof of the ruling prime
                                          rate at the relevant time in the event
                                          of there being a dispute in relation
                                          thereto;

1.1.40    "Reserved Matters"              means the matters set out in clause
                                          11.2;

1.1.41    "Security Interest"             means any mortgage, pledge, lien
                                          (other than a lien arising by
                                          operation of law), right of set-off,
                                          encumbrance or any security interest
                                          whatsoever, howsoever created or
                                          arising, including any analogous
                                          security interest under the law of
                                          South Africa;

1.1.42    "Share Purchase Agreement"      means the share purchase agreement
                                          entered into between the IDC, KBH,
                                          CCGR and DRD simultaneously with the
                                          signing of this Agreement and to which
                                          this Agreement is attached as
                                          Schedule 3;

1.1.43    "Shareholders"                  means the IDC, KBH and CCGR (and
                                          "Shareholder" shall mean any one of
                                          them) and any other party which holds
                                          Shares and has become a signatory to
                                          this Agreement;

1.1.44    "Shares"                        means the ordinary shares of R1 (one
                                          Rand) each in the issued share capital
                                          of the Company;

1.1.45    "Signature Date"                means the last date on which this
                                          Agreement is signed by the Parties;
                                          and

1.1.46    "South Africa"                  means the Republic of South Africa as
                                          constituted from time to time.

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                                     Page 10

1.2       GENERAL INTERPRETATION

          In addition to the definitions in clause 1.1, unless the context requires otherwise:

1.2.1          the singular shall include the plural and vice versa;

1.2.2 a reference to any one gender, whether masculine, feminine or neuter, includes the other two;

1.2.3 any reference to a natural person includes an artificial person and vice versa;

1.2.4          a cognate word or expression shall have a corresponding meaning;

1.2.5 words and expressions defined in the Companies Act, which are not defined in this Agreement, shall bear the same meanings in this Agreement as those ascribed to them in the Companies Act;

1.2.6 references to a statutory provision include any subordinate legislation made from time to time under that provision, and include that provision as from time to time modified or re-enacted as far as such modification or re-enactment applies, or is capable of applying, to this Agreement or any transaction entered into in accordance with this Agreement;

1.2.7 references to "this Agreement" include its Schedules, and references in this Agreement to "clauses" and "Schedules" are to clauses and schedules of this Agreement; and

1.2.8 where an obligation pursuant to this Agreement is expressed to be undertaken or assumed by any Party, such obligation shall be construed as requiring the Party concerned to exercise all rights and powers of control over the affairs of any other person which that Party is able to exercise (whether directly or indirectly) in order to secure performance of that obligation.

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                                     Page 11

2.   CONDITION PRECEDENT

2.1 The whole of this Agreement (except for this clause 2 and clauses 1, 14, 18, 22, 23 and 24) shall be subject to the condition precedent that the Share Purchase Agreement is duly entered into by all the parties to that agreement and that all the conditions precedent to which it is subject are fulfilled, or deemed to be fulfilled, and that it accordingly takes effect and is duly carried into effect and completed in accordance with its terms.

2.2 If the condition precedent referred to in clause 2.1 is not fulfilled, then this Agreement (except for this clause 2 and clauses 1, 14, 18, 22, 23 and 24) shall not take effect unless otherwise agreed upon in writing by the Parties. If this Agreement (except for this clause 2 and clauses 1, 14, 18, 22, 23 and 24) does not take effect in accordance with the provisions of this clause 2, no Party shall have any claim against any other of any nature whatsoever arising from the provisions of this Agreement.

2.3 The Parties shall use their reasonable endeavours to do whatever may be necessary to procure the fulfilment of the condition precedent and shall co-operate fully with each other for that purpose.


3.   COMPANY BUSINESS

     The business of the Company is the re-treatment of sand dumps, slime dumps and archive material deposits.


4.   CORPORATE REQUIREMENTS

4.1       The Parties agree that:

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                                     Page 12

4.1.1 the name of the Company shall remain Crown Gold Recoveries (Proprietary) Limited;

4.1.2          the Company's auditors are Deloitte & Touche;

4.1.3          the bankers of the Company are the Standard Bank of South Africa
               Limited;

4.1.4 the registered office of the Company shall be at 45 Empire Road, Parktown, Johannesburg, South Africa;

4.1.5          the Company's financial year end shall be 30 June in each year;
               and

4.1.6 the secretary of the Company shall be Maryna Eloff or such other person as may be nominated by DRD from time to time in accordance with the provisions of the management services agreement referred to in clause 8.4.

4.2 Each of the Parties undertakes to the other that it will do everything within its powers to carry out all the matters referred to in clause 4.1, including the convening and holding of all the necessary meetings of the Board and the Company, the passing of all necessary resolutions at those meetings and the filing of all documents and forms which are required to be filed with the Registrar of Companies in terms of the Companies Act for the purposes of or to give effect to those resolutions and the Shareholders shall exercise their votes as shareholders in the Company to that end.


5.   DIVIDEND POLICY

     The Company and each of the Shareholders acknowledge to one another that the Company shall, unless otherwise decided by the Board, and provided that the majority shall always include the IDC Director for so long as the IDC is a Shareholder, and subject to applicable laws, declare an annual dividend of a minimum of 30% (thirty per cent) of the net profits of the Company after interest and tax.

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                                     Page 13

6.   CAPITAL AND FURTHER FINANCE

6.1 The authorised share capital of the Company as at the Signature Date is R4 000 (four thousand Rand) comprising 4 000 (four thousand) ordinary par value shares of R1 (one Rand) each and the initial issued share capital of the Company as at the Completion Date shall be R100 (one hundred Rand) comprising 100 (one hundred) Shares of which:

6.1.1          40% (forty per cent) will be held by CCGR;

6.1.2          3% (three per cent) will be held by KBH; and

6.1.3          57% (fifty seven per cent) will be held by the IDC.

6.2 The issued share capital of the Company may from time to time be increased to such an extent as shall be mutually agreed between the Parties in accordance with this clause 6.

6.3 The Parties record that, as at the Completion Date, the Shareholders will have the following claims against the Company:

6.3.1 a shareholder loan by the IDC to the Company of R108 360 486.00 (one hundred and eight million three hundred and sixty thousand and four hundred and eighty six Rand), bearing interest at the Prime Rate plus 15% (fifteen per cent) of the Prime Rate calculated monthly in arrear with effect from the Completion Date and repayable over 60 (sixty) months in equal monthly instalments on the 15th (fifteenth) day of each month commencing on 15 August 2002, but subject to the warehousing arrangements set out in clause 7. This shareholder loan shall be secured by the Existing GNB and, as further security for this shareholder loan, the Company shall register a general notarial covering bond in favour of the IDC, on terms acceptable to the IDC, up to the amount of R45 000 000.00 (forty five million Rand) over all the

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                                     Page 14

               movable assets of the Company as contemplated in the Share Purchase Agreement;

6.3.2 a shareholder loan by CCGR to the Company of R76 042 446.40 (seventy six million forty two thousand and four hundred and forty six Rand and forty cents), bearing interest at the Prime Rate plus 25% (twenty five percent) of the Prime Rate calculated monthly in arrear with effect from the Completion Date and repayable over 84 (eighty four) months in equal monthly instalments on the 15th (fifteenth) day of each month commencing on 15 August 2002. The Parties record that the payment of interest shall be subject to the Company maintaining a monthly interest cover ratio on the basis set out in Schedule 2 failing which the Company shall not be liable to make the interest payment for that month and the accrued interest will not be capitalised but will be carried over into and be payable in the subsequent month or months, as the case may be, subject to the provisions of Schedule 2; and

6.3.3          KBH shall have a shareholder loan against the Company of R5 703
               183.00 (five million seven hundred and three thousand one hundred and eighty three Rand). This shareholder loan shall bear interest at the Prime Rate and has no fixed repayment terms and is repayable on demand.

6.4 The Parties agree that, in the event of any conflict between the terms of the shareholder loans set out in clause 6.3, and any agreement entered into by the Company prior to the Completion Date for the purposes of borrowing such shareholder loans, the terms set out in clause 6.3 shall prevail.

6.5 Notwithstanding anything to the contrary anywhere else in this Agreement, none of the Shareholders undertake to provide any loan or share capital to the Company nor to give any guarantee or indemnity in respect of any of the Company's liabilities or obligations. Without detracting from this clause in any way, the Shareholders record that any further capital required by the Company from time to time and which they may agree to provide, will be provided by them as agreed between them.

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                                     Page 15

6.6 Where the Shareholders agree to provide any further capital by way of a loan then, unless otherwise agreed in writing by the Shareholders, the indebtedness of the Company incurred in respect of the loans shall be subject to terms as approved by the Board.


7.   WAREHOUSING ARRANGEMENT

7.1 The Parties record that it is their intention that the IDC shall not remain a Shareholder of the Company indefinitely but shall transfer the IDC Investment to KBH, simultaneously with the discharge of the IDC Loan by KBH to the IDC, in accordance with the provisions of this clause 7. Accordingly, the Parties agree with each other that KBH shall, at all times, have the right to repay to the IDC, the IDC Loan on behalf of the Company subject to the provisions of this clause 7 and the Company shall be deemed to have discharged all its obligations to the IDC in this regard upon such repayment of the IDC Loan. A certificate issued by an authorised officer of the IDC shall be prima facie evidence of the amount owing under the IDC Loan and the Early Purchase Amount (as defined in 7.4), and shall be provided by the IDC to KBH within 10 (ten) Business Days of receipt of written notice to do so, prior to the exercise of the KBH Special Option referred to in clause 7.2. If any Party disputes the amount owing under the IDC Loan and/or the Early Purchase Amount, such dispute shall be referred, at a cost to be shared equally between KBH and the IDC, to a firm of independent auditors to be agreed by the IDC, KBH and the Company within 3 (three) Business Days of the dispute so arising, failing which an internationally recognised independent firm of auditors nominated by the president for the time being of the South African Institute of Chartered Accountants upon request by any of the IDC, KBH or the Company. Any firm of auditors appointed in terms of this clause
          7.1 shall make its determination acting as experts and its determination shall be final and binding on the Parties.

7.2 Notwithstanding any provision to the contrary in this Agreement, the IDC hereby grants to KBH, which hereby accepts, a call option to purchase the

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                                     Page 16

          entire IDC Investment (hereinafter referred to as the "KBH Special Option") upon the terms and subject to the conditions set out in clauses 7.3 to 7.5.9 below and each of the other Parties, other than the IDC and KBH, hereby consents to the IDC granting to KBH the KBH Special Option and waives any pre-emptive rights which it may have in regard to the Shares which constitute the subject matter of the KBH Special Option.

7.3 The KBH Special Option may be exercised by KBH by notice in terms of clause 7.4 at any time but not later than 16h00 of the last Business Day of the 60th (sixtieth) month from the Completion Date whereafter the KBH Special Option will lapse.

7.4 KBH shall exercise the KBH Special Option by written notice (the "KBH Election Notice") to the IDC, with a copy to the other Parties, at any time and on any day but always in accordance with the time period set out in clause 7.3 above, specifying the number of IDC Shares (which shall be equivalent to all the Shares then held by the IDC) and the amount of the IDC Loan (which shall be equivalent to the amount then outstanding on the IDC Loan in terms of clause 7.1) which KBH wishes to discharge on behalf of the Company in terms of clause 7.1, plus the amount payable by KBH to the IDC, which is equivalent to an IRR of 15% (fifteen per cent) on the IDC Investment which will be payable by KBH to the IDC if the IDC Investment has not yielded an IRR of 11% (eleven per cent) prior to the repayment of the IDC Loan ("Early Purchase Amount").

7.5 If KBH exercises the KBH Special Option to purchase all of the IDC Shares and the balance of the IDC Loan in terms of this clause 7, then the sale and purchase of the IDC Investment to KBH, which would result, shall be on the following terms and conditions:

7.5.1 the IDC Investment shall be sold and purchased free from all claims, liens, pledges and other hypothecations and encumbrances;

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                                     Page 17

7.5.2 the purchase price payable by KBH for the IDC Shares shall be the par value for each of the IDC Shares and shall be payable in South African Rand only;

7.5.3 the effective date of the purchase and sale of the IDC Investment shall be the date and time specified by KBH and the Company under clause 7.5.5;

7.5.4 the consideration for the IDC Loan shall be the face value of the IDC Loan as at the date referred to in clause 7.5.3 and, if applicable, the Early Purchase Amount;

7.5.5 completion of the sale and purchase of the IDC Investment shall be effected within 10 (ten) Business Days of receipt by the IDC of the KBH Election Notice (or as soon thereafter as any necessary regulatory consents have been obtained and subject to compliance by the IDC with its obligations under this clause 7), at a meeting to be held at such reasonable time, date and place as KBH and the Company may specify by not less than 36 (thirty six) hours' prior written notice to the IDC and the other Parties and at which meeting:

7.5.5.1 the IDC shall deliver the relevant share certificate(s) to KBH or any nominee(s) for KBH, together with such duly executed transfer forms as may be required by law for the transfer of the IDC Shares to KBH or any nominee(s) for KBH, and a power of attorney in such form and in favour of such person as KBH may nominate so as to enable KBH to exercise all rights of ownership in respect of the IDC Shares, including, without limitation, the voting rights thereto;

7.5.5.2 KBH shall pay the purchase price for the IDC Investment to the IDC by a telegraphic transfer for value on the date of completion, in terms of this clause 7.5.5, but only against such delivery of the IDC Shares and a letter of cession by the IDC to

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                                     Page 18

                    KBH of all of the IDC's claims against the Company in respect of the IDC Loan;

7.5.5.3 the IDC and KBH shall procure (insofar as they are able) that such transfer or transfers are duly registered;

7.5.5.4 the IDC shall do all such other things and execute all such other documents as KBH may require to give effect to the sale and purchase of the IDC Shares; and

7.5.5.5 the IDC shall, simultaneously with the completion of the sale and purchase of the IDC Shares, remove the Directors appointed by it and such removal shall take effect without any liability to the Company for compensation for loss of office, loss of employment or otherwise; and

7.5.5.6 the IDC shall furnish KBH and the other Parties with a certificate ("the IRR Certificate") which shall:

7.5.5.6.1 state the IRR yielded by the IDC Investment and received by the IDC as at the date of the issuance of the IRR Certificate;

7.5.5.6.2 confirm the Early Purchase Amount, if any, which KBH is to pay to the IDC and which was stated in the certificate issued by an authorised officer of the IDC in terms of clause 7.1,

                    which IRR Certificate shall be prima facie evidence of the Early Purchase Amount;

7.5.6 each of KBH and the IDC use their reasonable endeavours (costs to be shared equally by both these Parties) to obtain any regulatory consents that are required by law to enable the sale and purchase of the IDC Shares to be completed; if such consents are refused the

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                                     Page 19

               purchase and sale shall become void and the IDC and KBH shall be released from their obligations under this clause 7 but they shall negotiate with each other in good faith with a view to achieving an alternative solution;

7.5.7 simultaneously with the completion of a sale and purchase of the IDC Shares:

7.5.7.1 the IDC shall procure that the IDC's obligations for all loans, loan capital, borrowings and indebtedness in the nature of borrowings owed to the Company by the IDC (together with any accrued interest) are either delegated by the IDC to KBH at such value as may be agreed between the IDC and KBH, or failing agreement between them, are repaid by the IDC to the Company;

7.5.7.2 KBH shall agree to the assignment to it of all rights and obligations under any guarantees or indemnities given by the IDC to or in respect of the Company and, pending such assignment and consequent release of the IDC, shall indemnify the IDC in respect thereof.

7.5.8 the IDC's obligation to transfer the IDC Shares to KBH in terms of this clause 7 shall be conditional on the compliance by KBH with its obligations under clause 7.5.7.2; and

7.5.9 notwithstanding anything to the contrary anywhere else in this clause 7, the IDC shall be obliged to cede to KBH, and KBH shall be obliged to acquire from the IDC, the whole of the IDC Loan at the same time as the IDC Shares are transferred to KBH.

7.6 If any dispute arises in respect of the amounts stated in the IRR Certificate under clause 7.5.5.6, the Party raising the dispute shall deal with such dispute in accordance with the dispute resolution mechanism set out in clause 7.1.

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                                     Page 20

8.   OBLIGATIONS OWED TO DRD

8.1 The Company and each of the Shareholders acknowledge to one another and to DRD and hereby record that the Company is indebted to DRD to the extent of the DRD Loan.

8.2 The Parties agree that from the Completion Date, the DRD Loan will bear interest at the Prime Rate plus 25% (twenty five per cent) of the Prime Rate, which interest will be payable annually in arrear on each anniversary of the Completion Date and the DRD Loan will be repayable within 7 (seven) years of the Completion Date.

8.3 The Company and each of the Shareholders acknowledge to one another and to DRD and record that the agreement between DRD and Rand Refinery Limited dated 12 October 2001 will not be affected by this Agreement.

8.4 The Company and each of the Shareholders acknowledge to one another and to DRD and record that the existing management services agreement between the Company and DRD is being renegotiated and amended on terms and conditions which are satisfactory to all the Parties and will be concluded within 60 (sixty) days of the Completion Date.

8.5 Each of the Parties acknowledge the existence of a loan owed by the Company to DRD in the capital amount of R875 000 (eight hundred and seventy five thousand rands) which loan is unsecured, has been bearing interest from 13 November 2001 at the Prime Rate plus 15% (fifteen percent) of the Prime Rate payable annually in arrears on the 3rd (third) Business Day after each anniversary of that date, and the capital amount of which is repayable within 3 (three) years of that date.

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                                     Page 21

9.   OBLIGATIONS OWED BY DRD

     The Company hereby cedes, assigns and makes over to CCGR all the rights against DRD owing from the CCGR Loan for a total consideration of R1 (one
     Rand) with effect from the Completion Date in accordance with the Cession Agreement.


10.  DIRECTORS AND MANAGEMENT

10.1 From the Completion Date until such date as the Shareholders will determine, the Board shall consist of 5 (five) Directors. Subject to the foregoing and the rights of IDC, KBH and CCGR under this Agreement, the number of Non-Executive Directors and Executive Directors shall be determined from time to time by the Shareholders.

10.2 From the Completion Date until such time as IDC ceases to be a Shareholder, the IDC shall have the right to appoint 1 (one) IDC Director, KBH shall have the right to appoint 2 (two) KBH Directors and CCGR shall have the right to appoint 2 (two) CCGR Directors. If IDC ceases to be a Shareholder, as soon as reasonably possible after the event, the Board shall be reconstituted so that it comprises 3 (three) KBH Directors and 2 (two) CCGR Directors appointed by the remaining Shareholders in terms of this clause 10.2.

10.3 Any appointment or removal of a Director appointed by a Shareholder shall be effected by notice in writing to the Company signed by or on behalf of the Shareholder in question and shall take effect, subject to any contrary intention expressed in the notice, when the notice effecting the same is delivered to the Company. Any such removal shall be without prejudice to any claim which a Director so removed may have under any contract between him and the Company, provided that (in the case of a claim made by a Director in respect of such removal) the Shareholder so removing such Director shall indemnify the Company in respect of any liability arising in respect of such removal. Each Shareholder shall consult with the other Shareholders prior to any appointment or removal of a Director.

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                                     Page 22

10.4 The quorum for the transaction of business at any meeting of the Board (other than an adjourned meeting) shall be at least the IDC Director (for so long as the IDC is a Shareholder), 1 (one) KBH Director and at least 1 (one) CCGR Director present at the time when the relevant business is transacted. If such a quorum is not present within 30 (thirty) minutes from the time appointed for the meeting or if during the meeting such a quorum ceases to be present, the meeting shall be adjourned for 7 (seven) Business Days and at that adjourned meeting any Director shall be regarded as present for the purposes of a quorum if represented by an alternate director in accordance with clause
          10.6. Directors may participate in a meeting of the Board by means of conference telephone or similar equipment by means of which all persons participating in the meeting can hear each other, and any such participation in a meeting shall constitute presence in person at the meeting.

10.5 At least 7 (seven) days' written notice shall be given to each of the members of the Board of any meeting of the Board, provided always that a shorter period of notice may be given with the written approval of at least the IDC Director, 1 (one) KBH Director (or his alternate) and at least 1 (one) CCGR Director (or his alternate). Any such notice shall contain, inter alia, an agenda identifying in reasonable detail the matters to be discussed at the meeting and shall be accompanied by copies of any relevant papers to be discussed at the meeting. Any matter which is to be submitted to the Board for a decision and which is not identified in reasonable detail as aforesaid shall not be decided upon, unless otherwise agreed in writing by all of the members of the Board.

10.6 Matters for decision by the Board shall (subject to clause 10.4) be decided by simple majority vote. Each Director shall have 1 (one) vote. Any KBH Director or CCGR Director who is absent from any meeting may nominate any other KBH Director or CCGR Director, as the case may be, to act as his alternate and to vote in his place at the meeting. If KBH or CCGR is not represented at any meeting of the Board by all the Directors appointed by it (whether present in person or by alternate so nominated by it to the Board), then 1 (one) of the Directors so present appointed by it shall be entitled at that meeting to such additional vote or votes as shall result in the Directors so

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                                     Page 23

          present representing it having, subject to clause 10.4, in aggregate such number of votes as will be equal to the number of votes such Directors would have had, had such absent Directors been present. The IDC Director, if absent from any meeting, may nominate any person (including another Director) to act as his alternate and to vote in his place at the meeting.

10.7 Any decision required or permitted to be taken at any meeting of the Board, or any committee thereof, may be taken without a meeting if all Directors consent thereto in writing.


11.  RESERVED MATTERS

11.1 The Parties shall use their respective powers to procure, in so far as they are legally able to do so, that no action or decision relating to any of the Reserved Matters shall be taken, whether by the Board, the Company or any subsidiary of the Company or any of the officers or managers within the Company (as the case may be), without the prior approval of CCGR (for Shareholder matters) or a CCGR Director (for Board matters) for so long as CCGR is a Shareholder.

11.2      The Reserved Matters are the following:

11.2.1 MEMORANDUM AND ARTICLES - the adoption of or any alteration to the Memorandum and Articles or other constitutional documents of the Company;

11.2.2 CHANGES IN SHARE CAPITAL - any increase, alteration or reduction in the authorised or issued share capital of the Company or any increase or reduction by the Company in its shareholding in any other company;

11.2.3 CHANGE IN THE NATURE OF BUSINESS - any material change in the nature or scope of the business as set out in the memorandum of association of the Company;

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                                     Page 24

11.2.4 BORROWINGS - after the expiry of the 7 (seven) year period from the Completion Date, the borrowing or raising of money by the Company or any of its subsidiary companies (which shall include the entry into of any finance lease but shall exclude normal trade credit) which would result in the aggregate borrowing of the Company exceeding R500 000 (five hundred thousand Rand) or such other amount as the Shareholders shall from time to time agree;

11.2.5 CAPITAL EXPENDITURE - capital expenditure by the Company or any of its subsidiary companies in respect of any item or project in excess of R500 000 (five hundred thousand Rand) or such other amount as the Shareholders shall from time to time agree;

11.2.6 ACQUISITIONS AND SHARE PURCHASES - any acquisition or share purchase (whether in a single transaction or a series of transactions) by the Company or any of its subsidiary companies of any business or any material part of any business or of any shares in any company where the value of the acquisition or share purchase exceeds R100 000 (one hundred thousand Rand);

11.2.7 MATERIAL LITIGATION - major decisions relating to the conduct (including the settlement) of legal proceedings to which the Company or any of its subsidiary companies is a party where the potential liability or claim is in excess of R100 000 (one hundred thousand Rand);

11.2.8 MANAGEMENT SERVICES AGREEMENT - cancellation by the Company of the management agreement entered into between DRD and the Company in accordance with clause 8.4.

11.2.9 ENCUMBRANCES - the creation of a mortgage, charge, encumbrance or other Security Interest of whatever nature in respect of all or any material part of the undertaking, property or assets of the Company or any of its subsidiary companies;

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                                     Page 25

11.2.10 WINDING-UP - any proposal that the Company or any of its subsidiary companies be wound-up;

11.2.11        AUDITORS - a change in the auditors of the Company;

11.2.12 SHARE SCHEME - any proposal that any bonus or profit-sharing scheme or any share option or share incentive scheme or employee share trust or share ownership plan be adopted;

11.2.13 PARTNERSHIP OR JOINT VENTURE - any proposal that the Company enters into any partnership or joint venture with any third party, excluding (in so far as it may be necessary to do so) joint working arrangements with third parties for the provision of the Company's services for a particular contract or project in the ordinary and regular course of its business;

11.2.14 MERGER - any proposal that the Company merges with any other company or corporate body or merge the Company's business with that of any other person;

11.2.15 DISPOSAL OR DILUTION - any proposal that there be a disposal of or dilution of the Company's interests, directly or indirectly, in any subsidiary companies it may have from time to time;

11.2.16 LISTING - any proposal that a listing be obtained for the Shares on any stock exchange;

11.2.17 PREJUDICIAL TRANSACTIONS - anything which to the knowledge of any Shareholder would prejudice or could be reasonably expected to prejudice, to a material extent, any benefits available to a Shareholder.

11.3 The approval by CCGR of any of the Reserved Matters or to any variation thereof shall be given either in writing by the authorised representative of CCGR for this purpose or by the representatives of CCGR at a general meeting of the Company.

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                                     Page 26

11.4 General meetings of Shareholders shall take place in accordance with the applicable provisions of the Memorandum and Articles on the basis, inter alia, that:

11.4.1 a quorum shall be the duly authorised representative of the IDC (for so long as the IDC is a Shareholder), 1 (one) duly authorised representative of KBH and 1 (one) duly authorised representative of CCGR;

11.4.2 the notice of meeting shall, unless otherwise agreed by each of the Shareholders, set out an agenda identifying in reasonable detail the matters to be discussed;

11.4.3         the chairman of any such meeting shall not have a casting vote;
               and

11.4.4 subject to the provisions of clause 11.1, a decision to approve any of the Reserved Matters shall require the vote of CCGR.

11.5 Any matters requiring a general meeting of or approval by the Shareholders under relevant corporate laws, but not covered by the Reserved Matters, shall be dealt with in accordance with the Memorandum and Articles.

11.6 If a deadlock arises by reason of failure by the Shareholders to reach agreement on any of the Reserved Matters or any other management matter requiring decision by the Shareholders, the procedure set out in clause 23 shall be followed by the Shareholders. Each Shareholder shall endeavour to resolve any disagreements in the best interests of the Company.


12.  FINANCIAL MATTERS

12.1 The Company shall, in relation to its financial statements, continue with the accounting principles applied by the Company as at the Completion Date.

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                                     Page 27

12.2 The auditors of the Company shall be Deloitte & Touche or such other firm of chartered accountants of recognised international standing as may be agreed between the Parties from time to time.

12.3 The financial year of the Company shall commence on 1 July and terminate on 30 June of each year, unless otherwise agreed by the Parties.


13.  INFORMATION AND REPORTING

13.1 Each of the Shareholders shall be entitled to examine the separate books, records and accounts kept by the Company and to be supplied with all information, including monthly management accounts and operating statistics and other trading and financial information, to keep each Shareholder properly informed about the business and affairs of the Company.

13.2 The Company shall supply each of the Shareholders in any event and without prejudice to the generality of clause 13.1 with copies of:

13.2.1 audited consolidated accounts for the Company complying with all relevant legal requirements;

13.2.2 a Business Plan and itemised revenue and capital Budgets for each Financial Year covering each principal division of the Company and showing proposed trading and cash flow figures, manning levels and all material proposed acquisitions and other commitments for such Financial Year; and

13.2.3 monthly management accounts of each principal division of the Company, such accounts to include, inter alia, a consolidated profit and loss account, balance sheet and cash flow statement broken down according to the principal divisions of the Company including a statement of progress against the relevant Business Plan, a statement of variation from the quarterly revenue Budget and up to date forecasts for the balance of the relevant Financial Year and itemising all

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                                     Page 28

               transactions referred to in the capital Budget entered into by each principal division of the Company during that period.


14.  CONFIDENTIALITY

14.1 Each Shareholder undertakes to the other Shareholders that it shall use (and shall procure that any Member of the Same Group as it shall use) all reasonable endeavours to keep confidential (and to ensure that its officers, employees, agents and professional and other advisers keep confidential) any information:

14.1.1 which it may have or acquire (whether before or after the date of this Agreement) in relation to the customers, suppliers, contractors, business, assets or affairs of the Company including, without limitation, any information provided pursuant to clause 13, unless otherwise required by the policies of the holding company of any of the Shareholders;

14.1.2 which, in consequence of the negotiations relating to this Agreement, or being a Shareholder, or having appointees on the Board, or the exercise of its rights, or performance of its obligations under this Agreement, it may have or acquire (whether before or after this Agreement) in relation to the customers, suppliers, contractors, business, assets or affairs of the Company; or

14.1.3 which relates to the contents of this Agreement or any agreement or arrangement entered into pursuant to this Agreement.

14.2 None of the Shareholders shall use for its own business purposes or disclose to any third party any such information (collectively "Confidential Information") without the written consent of the other Shareholders. In performing its obligations under this clause 14, each Shareholder shall apply such confidentiality standards and procedures as it applies generally in relation to its own confidential information.

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                                     Page 29

14.3 The obligation of confidentiality under clause 14.1 shall not apply to:

14.3.1 the disclosure on a "need to know" basis to a company which is a Member of the Same Group as the IDC, KBH or CCGR (as the case may be) where such disclosure is for a purpose reasonably incidental to this Agreement;

14.3.2 information which is independently developed by the relevant Party or acquired from a third party to the extent that it is acquired with the right to disclose the same;

14.3.3 the disclosure of information to the extent required to be disclosed by law, any stock exchange regulation or any binding judgment, order or requirement of any court or other competent authority;

14.3.4 the disclosure of information to any tax authority to the extent reasonably required for the purposes of the tax affairs of the Party concerned or any Member of the Same Group as it;

14.3.5 the disclosure (subject to clause 14.4) in confidence to a Shareholder's professional advisors of information reasonably required to be disclosed for a purpose reasonably incidental to this Agreement;

14.3.6 information which becomes is in the public domain (otherwise than as a result of breach of this clause 14); or

14.3.7         any announcement made in accordance with the terms of clause 18.

14.4 Each Shareholder shall inform (and shall procure that any Member of the Same Group as it shall inform) any of its officers, employees or agents or any professional or other advisor advising it in relation to the matters referred to in this Agreement, to whom it discloses Confidential Information, that such information is confidential and shall instruct the person to whom the Confidential Information is disclosed:

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                                     Page 30

14.4.1         to keep it confidential; and

14.4.2 not to disclose it to any third party (other than those persons to whom it has already been disclosed in accordance with the terms of this Agreement).

          The party disclosing the Confidential Information shall remain responsible for any breach of this clause 14 by the person to whom it is disclosed.

14.5 Upon termination of this Agreement, either Party may demand from the other the return of the other Party's Confidential Information by notice in writing; whereupon the other party shall (and shall ensure that the Members of the Same Group as it shall):

14.5.1 return all documents containing Confidential Information which have been provided by or on behalf of the Party demanding the return of Confidential Information; and

14.5.2 destroy any copies of such documents and any document or other record reproducing, containing or made from or with reference to the Confidential Information,

          save in each case, for any submissions to or filings with governmental, tax or regulatory authorities. Such return or destruction shall take place as soon as practicable after the receipt of any such notice.

14.6 The provisions of this clause 14 shall survive any termination of this Agreement for a period of 5 (five) years from such termination.


15.  REGULATORY MATTERS

15.1 The Parties shall respectively co-operate with each other to ensure that all information necessary or desirable for the making of (or responding to any

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                                     Page 31

          requests for further information consequent upon) any notification or filings made in respect of this Agreement, or the transactions contemplated by this Agreement, is supplied to the Party dealing with such notifications and filings and that they are properly, accurately and promptly made.

15.2 Notwithstanding any other provisions of this Agreement, each Party declares that it will not give effect to any restriction or restrictions contained in this Agreement (or any such other agreement), which would cause this Agreement to contravene any relevant anti-competition laws, regulations and directives.


16.  TRANSFER OF SHARES

16.1 The provisions of this clause 16 shall apply in relation to any transfer, or proposed transfer, of Shares or any interest in such Shares, save for the transfer of the Shares from the IDC to KBH in terms of the arrangements set out in clause 7.

16.2 Except with the prior written consent of the other Shareholders and in accordance with the provisions of this clause 16, no Shareholder shall:

16.2.1         transfer any of its Shares; or

16.2.2 grant, declare, create or dispose of any right or interest in any of its Shares; or

16.2.3 create or permit to exist any pledge, lien, charge (whether fixed or floating) or other encumbrances over any of its Shares.

16.3 No Shares held by a Shareholder may be transferred otherwise than pursuant to a transfer by that party (the "Seller") of all (and not some only) of the Shares then held by it (the "Seller's Shares").

16.4 Subject to clause 7, no Shareholder shall transfer any Shares during a period of 2 (two) years from the Completion Date.

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                                     Page 32

16.5 The Company and each of the Shareholders acknowledge to each other and record that KBH shall not be entitled to transfer the KBH Shares until the IDC Loan has been repaid in full.

16.6 After the expiry of the initial period referred to in clause 16.4 and before the Seller makes any transfer of the Seller's Shares, the Seller shall first give to the other Shareholders (the "Continuing Party/ies") notice in writing (a "Transfer Notice") of any proposed transfer together with details of the proposed third party purchaser thereof (the "Third Party Purchaser"), the purchase price and other material terms agreed between the Seller and the Third Party Purchaser. A Transfer Notice shall, except as hereinafter provided, be irrevocable.

16.7 The Seller shall be deemed to have offered the Seller's Shares to the Continuing Party/ies in proportion to their then shareholdings in the Company. Each Shareholder to whom such Seller's Shares are offered shall have the right to purchase all (but not some only) of the Seller's Shares offered to it and the Seller's Shares offered to the other Continuing Party/ies and not taken up by the other Continuing Party/ies;

16.8 The Continuing Party/ies shall, subject to clause 16.11, have the right to purchase the Seller's Shares at the purchase price specified in the Transfer Notice (or at such other price as shall be agreed between the Seller and the Continuing Party/ies) by giving written notice to the Seller within 60 (sixty) days of the receipt of the Transfer Notice (the "Acceptance Period"). The obligations of the Parties to complete such purchase shall be subject to the provisions of clause 16.12.

16.9 If any Continuing Party wishes to purchase the Seller's Shares but is unwilling to accept the price specified in the Transfer Notice and fails to agree a price with the Seller within the Acceptance Period, then the Continuing Party shall be entitled to refer the question of the purchase price to an independent investment bank (the "Expert") agreed upon by the IDC (for so long as it is a

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                                     Page 33

          Shareholder), KBH and CCGR to certify the Fair Price thereof. The following principles shall apply:

16.9.1 the Expert shall, unless otherwise agreed between the Parties, be an independent investment bank which is independent of all Parties and the Third Party Purchaser and which shall not have acted for any Party in any material capacity for a period of at least 2 (two) years preceding the date of the Transfer Notice;

16.9.2 if the Seller and the Continuing Party/ies are unable to agree upon such independent investment bank within a period of 40 (forty) days of the receipt of the Transfer Notice, then the Expert shall be appointed by the head for the time being of Standard Corporate and Merchant Bank (or its successor in title) or, in the head's absence or otherwise at his request, by one of the deputy heads;

16.9.3 the Parties shall procure that there is made available to the Expert such information relating to the Company as it reasonably requires in order to determine the Fair Price;

16.9.4 in certifying the Fair Price, the Expert shall take into account all factors it considers to be relevant, including the purchase price and other material terms agreed between the Seller and the Third Party Purchaser;

16.9.5 the Expert shall be deemed to be acting as an expert and not an arbitrator and its decision shall be final and binding on the Parties; and

16.9.6 the cost of obtaining the Expert's certificate (the "Certificate") shall be borne equally between the Seller and the Continuing Party/ies who wish to purchase the Seller's Shares unless the Seller shall give notice of revocation pursuant to clause 16.10, in which case the Seller shall bear the said cost.

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                                     Page 34

16.10 If the Seller is not willing to accept the Fair Price determined by the Expert, then it shall be entitled to revoke the Transfer Notice by notice in writing given within a period of 30 (thirty) days after the date of the issue of the Certificate (which, for the avoidance of doubt, shall be issued to the Seller and the Continuing Parties). In the event of such revocation, the Seller shall not be entitled to transfer the Seller's Shares or any of them without first serving a further Transfer Notice and otherwise complying with this clause 16.

16.11 If the Transfer Notice shall not have been duly revoked under clause 16.10, the Continuing Party/ies shall have the right to purchase from the Seller the Seller's Shares at the Fair Price by giving written notice to the Seller within 30 (thirty) days of the expiry of the period of 30 (thirty) days mentioned in clause 16.10. Notwithstanding anything to the contrary in this clause 16.11, in the event that an Expert is required to determined the Fair Price of the Seller's Shares, pursuant to the provisions of clause 16.9, the Fair Price of the Seller's Shares so determined shall be the purchase price of the Seller's Shares for the purposes of this clause 16, irrespective of whether or not the Fair Price of the Seller's Shares so determined is higher or lower than the purchase price specified in the Transfer Notice or than such other price as may have been agreed upon between the Seller and any Continuing Party.

16.12 The Continuing Party/ies shall become bound (subject only to necessary approvals of its shareholders in general meeting and any regulatory approvals) to purchase the Seller's Shares on giving written notice to the Seller to exercise its rights under clause 16.8 or 16.11. In such event, completion of the sale and purchase of the Seller's Shares shall take place within 30 (thirty) days after the giving of such notice. Notwithstanding the foregoing, such notice and right of the Continuing Party/ies to acquire the Seller's Shares shall cease to have effect if (i) any necessary approval of any Continuing Party's shareholders in general meeting has not been obtained within the said period of 30 (thirty) days or if (ii) any necessary regulatory approval has not been obtained within 180 (one hundred and eighty) days after the giving of such notice or (iii) if earlier than the expiry of such latter period, any relevant authority has conclusively refused to grant any such regulatory approval.

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                                     Page 35

16.13 If any Continuing Party does not exercise its rights of purchase under clauses 16.8 or 16.11 or any notice given thereunder ceases to have effect pursuant to clause 16.12, and the other Continuing Party has not exercised its rights of purchase to take up the Seller's Shares offered to the declining Continuing Party, the Seller shall (subject to clause 16.14 below) be entitled to transfer the Seller's Shares on a bona fide arm's length sale to the Third Party Purchaser with the consent of the Continuing Parties (which shall not be unreasonably withheld) at a price being not less than the purchase price specified in the Transfer Notice or, if lower, any Fair Price determined by the Expert provided that such transfer shall have been completed within a period of 180 (one hundred and eighty) days after the latest of (i) the date of Transfer Notice or (ii) if the question of the purchase price shall have been referred to the Expert, the issue of the Certificate or (iii) if any notice given by any Continuing Party shall have ceased to have effect pursuant to clause 16.12, the date on which such notice ceased to have effect. The Parties undertake to (or procure that any shareholders in Members of the Same Group as it) give such approvals as may be required under the provisions of the Memorandum and Articles to any transfer of Shares permitted by the terms of this clause 16.

16.14 Completion of any transfer of Shares to the Third Party Purchaser shall be subject to the conditions that:

16.14.1 the Third Party Purchaser shall first have entered into an agreement with the Continuing Party/ies whereby it agrees to be bound by the provisions of this Agreement binding upon the Seller;

16.14.2 any claim on Loan Account (but excluding, for the avoidance of doubt, any debts incurred in the ordinary course of trade which are at the relevant time outstanding on inter company account) owing at that time from the Company to the Seller shall first have been assigned to, or equivalent finance made available by, the Third Party Purchaser; and

16.14.3 if and insofar as the Seller requires the Third Party Purchaser to assume the obligations of the Seller under any guarantees and/or

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                                     Page 36

               counter-indemnities to third parties in relation to the business of the Company, such assumption shall first have taken place (provided that any assumption is without prejudice to the right of the Continuing Party/ies to receive a contribution from the Seller for its share of any claims attributable to any liabilities arising in respect of the period during which the Seller held Shares).

16.15 Notwithstanding anything to the contrary anywhere else in this clause 16, a Seller which has a Loan Account for which the Company is indebted to it shall be bound by the following provisions:

16.15.1 it may not transfer all of the Seller's Shares without transferring the whole of its Loan Account at the same time;

16.15.2 a Transfer Notice given by the Seller shall specify, in addition to the particulars required in terms of clause 16.6, the amount of its Loan Account that it is required to transfer in terms of clause 16.15.1 above;

16.15.3 the consideration for such Loan Account shall be the face value of the Loan Account as at the date of completion of the sale and purchase of the Seller's Shares;

16.15.4 all the provisions of this clause 16 shall apply to the Seller's Shares and the Seller's Loan Account as one indivisible transaction, and all references in these provisions to the "Seller's Shares" shall be deemed to be references to the Seller's Shares and the Loan Account together, as specified in the Transfer Notice, so far as those provisions can apply to the Seller's Loan Account.

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                                     Page 37

17.  FURTHER ASSURANCES

17.1 Each Shareholder undertakes with the other Shareholders that (so far as it is legally able) it will exercise all voting rights and powers, direct and indirect, available to it in relation to any person and to the Company so as to ensure the complete and punctual fulfilment, observance and performance of the provisions of this Agreement (and the other agreements referred to in this Agreement) and generally that full effect is given to the principles set out in this Agreement.

17.2 Each Shareholder shall procure the performance by each Member of The Same Group as it of all obligations under this Agreement, which are expressed to relate to Members of the Same Group as it (whether as Shareholders or otherwise) and of all obligations under any agreement entered into by any Member of the Same Group pursuant as it to this Agreement. The liability of a Party under this clause 17.2 shall not be discharged or impaired by any release of or granting of time or other indulgence to any Party or any other act, event or omission which but for this clause would operate to impair or discharge the liability of such Party under this clause 17.2.


18.  ANNOUNCEMENTS

18.1 No formal public announcement or press release in connection with the signature or subject matter of this Agreement shall (subject to clause 18.2) be made or issued by or on behalf of any Party without the prior written approval of the other Parties (such approval not to be unreasonably withheld or delayed).

18.2 If a Party has an obligation to make or issue any announcement required by law or by any stock exchange or by any governmental authority, the relevant Party shall give the other Parties every reasonable opportunity to comment on any such announcement or release before it is made or issued (provided always that this shall not have the effect of preventing the Party making the announcement or release from complying with its legal and stock exchange obligations).


19.  ENTIRE AGREEMENT

     This Agreement, together with its Schedules, sets out the entire agreement and understanding between the Parties with respect to the subject matter hereof and save as otherwise expressly provided no modification, amendment or waiver of any of the provisions of this Agreement or any agreement to cancel or terminate it shall be effective unless made in writing specifically referring to this Agreement and duly signed by the Parties. It is agreed that no Party has entered into this Agreement in reliance upon any representation, warranty or undertaking of another Party which is not expressly set out or referred to in this Agreement.


20.  CONFLICT WITH MEMORANDUM AND ARTICLES

20.1 In the event of any conflict between the provisions of this Agreement and the Memorandum and Articles or other constitutional document of the Company, the provisions of this Agreement shall prevail as between the Parties. The Parties shall exercise all voting and other rights and powers available to them so as to give effect to the provisions of this Agreement and shall further (if necessary) procure any required amendment to the Memorandum and Articles or other constitutional document of the Company or any member of the Company as may be necessary and without undue delay.

20.2 Without prejudice to the generality of clause 20.1, the Parties confirm their intention that the provisions of this Agreement shall prevail in relation to the transfer of Shares.

20.3 The Company shall not be bound by any provision of this Agreement to the extent that it would constitute an unlawful fetter on any statutory power of the Company (but this shall not affect the validity of the relevant provision as between the other Parties or the respective obligations of such other Parties as between themselves under clause 20.1).


21.  DURATION

21.1 This Agreement shall continue in full force and effect for so long as KBH and CCGR, and/or their successors in title, each hold Shares in the Company.

21.2 Notwithstanding the provisions of clause 21.1 above, this Agreement shall terminate upon a resolution being passed for the winding-up of the Company. In such event, the IDC (if it is still a shareholder in the Company), KBH, CCGR and the Company shall endeavour to agree on a suitable basis for dealing with the interests and assets of the Company but subject thereto:

21.2.1 the IDC, KBH and CCGR shall co-operate, but without any obligation to provide any additional finance, with a view to enabling all existing trading obligations of the Company to be completed insofar as its resources allow. The IDC, KBH and CCGR shall consult together with a view to outstanding contracts within the usiness of the Company being novated or re-allocated in a suitable manner;

21.2.2 no new contractual obligation for the supply of products or services shall be issued by the Company;

21.2.3 unless otherwise agreed between the IDC, KBH and CCGR, the Parties shall procure that the Company shall as soon as practicable be wound up;

21.2.4 the IDC, KBH and CCGR shall be free to compete in any way within the field of the business of the Company;

21.2.5 each Shareholder shall, as soon as reasonably practicable, deliver up to the other Shareholders all drawings, notes, copies or other representations of Confidential Information proprietary to and/or originating from that other Party or any Member of the Same Group as it. Termination shall nevertheless not affect the obligations of the Parties under clause 14, which shall remain in full force and effect;

21.2.6 each Member of the Same Group of the IDC, KBH and CCGR shall have free access to and use of any technology or products developed by the Company (whether by transfer of design and manufacturing rights or by appropriate non-exclusive licences) and the Company shall deliver to each of the IDC, KBH and CCGR, and not to any third party, copies of drawings, notes or other representations of confidential information proprietary to and/or originating from the Company.

21.3 After termination of this Agreement and if the Company is not placed into liquidation, or upon any of the IDC, KBH or CCGR ceasing or being about to cease to be a Shareholder, each of the remaining Shareholders undertake to the departing Shareholder that upon request by the departing Shareholder, it will exercise its powers with a view to procuring that the name of the Company (and any other relevant member of the Company) is changed so as no longer to include the name, initials or trademark or any reference to the name, initials or trademark of the departing Shareholder.


22.  NOTICES

22.1 Any notice or other formal communication to be given under this Agreement shall be in writing and signed by or on behalf of the Party giving it and may be served by sending it by fax, delivering it by hand or sending it by registered mail with acknowledgement of receipt to the address and for the attention of the relevant Party set out in clause 22.2 (or as otherwise duly notified from time to time). Any notice so served by hand, fax or post shall be deemed to have been received:

22.1.1         in the case of delivery by hand or mail, when delivered;

22.1.2 in the case of fax, 12 (twelve) hours after the time of dispatch, provided that, where (in the case of delivery by hand or by fax) such delivery or transmission occurs after 18h00 on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 09h00 on the next following Business Day.

22.2 The Parties choose for the purposes of this Agreement the following addresses:

22.2.1         the IDC:                   19 Fredman Drive
                                          Sandton
                                          Johannesburg
                                          Attn: The Chief Legal Advisor
                                          Fax No: 011 269 3116

22.2.2         KBH:                       ERPM
                                          Main Office
                                          Cnr Main Reef and Pretoria Road
                                          Boksburg
                                          Attn: The Chief Executive Officer
                                          Fax No: 011 9172542

22.2.3         CCGR:                      45 Empire Road
                                          Parktown
                                          Johannesburg
                                          South Africa
                                          Attn: The Company Secretary
                                          Fax No: 011 4821022

22.2.4         the Company:               45 Empire Road
                                          Parktown
                                          Johannesburg
                                          South Africa
                                          Attn: The Company Secretary
                                          Fax No: 482 1022

22.3 In proving such service it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered to the address shown thereon or that the fax was sent after obtaining in person or by telephone appropriate evidence of the capacity of the addressee to receive the same, as the case may be.


23.  ARBITRATION

23.1 Any dispute arising out of this Agreement or the interpretation thereof, both while in force and after its termination, shall be submitted to and determined by arbitration. Any Party shall demand arbitration by notice in writing to the other Parties. Such arbitration shall be held in Johannesburg unless otherwise agreed to in writing and shall be held in a summary manner with a view to it being completed as soon as possible.

23.2 There shall be 1 (one) arbitrator who shall be, where the question and issue is:

23.2.1 primarily an accounting matter, an independent chartered accountant of 10 (ten) years standing;

23.2.2         primarily a legal matter, a practising Senior Counsel; or

23.2.3         primarily a technical matter, a suitably qualified person.

23.3 The appointment of the arbitrator shall be agreed upon between the Parties in writing but, failing agreement between them within a period of 14 (fourteen) days after the arbitration has been demanded in terms of clause 23.1, any Party shall be entitled to request the President for the time being of the Law Society of the Northern Provinces to make the appointment who, in making his appointment, shall have regard to the nature of the dispute.

23.4 The arbitrator shall have the powers conferred upon an arbitrator under the Arbitration Act, 1965 (as amended), but shall not be obliged to follow the procedures prescribed in that Act and shall be entitled to decide on such procedures as he may consider desirable for the speedy determination of the dispute, and in particular he shall have the sole and absolute discretion to determine whether and to what extent it shall be necessary to file pleadings, make discovery of documents or hear oral evidence.

23.5 The decision of the arbitrator shall be final and binding on the Parties and may be made an order of any court of competent jurisdiction. The Parties hereby submit themselves to the non-exclusive jurisdiction of the Witwatersrand Local Division of the High Court of South Africa, or any successor thereto, should any Party wish to make the arbitrator's decision an order of that Court.


24.  GENERAL

24.1      COMMUNICATIONS BETWEEN THE PARTIES

24.1.1 All notices and demands given by or on behalf of any Party to the other shall be in English or accompanied by a certified translation into English.

24.1.2 The Parties shall procure that all notices, demands and other oral or written communications given or made by or on behalf of the Company to the Shareholders or the Directors in their capacity as such shall also be in English or accompanied by a certified translation into English. All meetings of the Board and any committees of the Board shall be conducted in English.

24.2      REMEDIES

          No remedy conferred by this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, by statute or otherwise. Each remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law, by statute or otherwise. The election of any one or more remedy by any of the Parties shall not constitute a waiver by such Party of the right to pursue any other remedy.

24.3      SEVERANCE

          If any provision of this Agreement, which is not material to its efficacy as a whole, is rendered void, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the Parties shall endeavour in good faith to agree an alternative provision to the void, illegal or unenforceable provision.

24.4      SURVIVAL OF RIGHTS, DUTIES AND OBLIGATIONS

          Termination of this Agreement for any cause shall not release a Party from any liability which at the time of termination has already accrued to such Party or which thereafter may accrue in respect of any act or omission prior to such termination.

24.5      COSTS

          Each Party shall bear its own costs incurred by it to its attorneys and other professional advisors for the preparation and signing of this Agreement and the Schedules.

24.6      ASSIGNMENT

          None of the Parties may assign this Agreement or any of its rights and obligations under it except, in the case of a Party which is a Shareholder, to a transferee of that Shareholder's Shares, when the transfer is permitted in terms of this Agreement or the Articles, who has complied with clause 16.4.

24.7      NO PARTNERSHIP

          Nothing in this Agreement shall be deemed to constitute a partnership between the Parties (or any of them) or constitute any Party the agent of any other Party for any purpose.

24.8      FURTHER ASSURANCE

          Each Party shall co-operate with the other Parties and execute and deliver to the other Parties such other instruments and documents and take such other actions as may be reasonably requested from time to time in order to carry out, evidence and confirm their rights and the intended purpose of this Agreement.

24.9      COUNTERPARTS

          This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Agreement by signing any such counterpart.

24.10     SUCCESSORS BOUND

          This Agreement shall be binding on and shall inure for the benefit of the successors and assigns and personal representatives (as the case may be) of each of the Parties.

24.11     GOOD FAITH

          Each of the Parties undertakes with each of the others to do all things reasonably within its power which are necessary or desirable to give effect to the spirit and intent of this Agreement.

SIGNED at                     on                          2002.


                                          For: THE INDUSTRIAL DEVELOPMENT
                                               CORPORATION OF SOUTH AFRICA
                                               LIMITED


                                          ------------------------------------
                                          Signatory:
                                          Capacity:
                                          Authority:

                                          and


                                          ------------------------------------
                                          Signatory:
                                          Capacity:
                                          Authority:


SIGNED at                     on                        2002.


                                          For: KHUMO BATHONG HOLDINGS
                                               (PROPRIETARY) LIMITED


                                          ------------------------------------
                                          Signatory:
                                          Capacity:
                                          Authority:

SIGNED at                     on                          2002.

                                          For: CROWN GOLD RECOVERIES
                                               (PROPRIETARY) LIMITED


                                          ------------------------------------
                                          Signatory:
                                          Capacity:
                                          Authority:


SIGNED at                     on                          2002.


                                          For: CROWN CONSOLIDATED GOLD
                                               RECOVERIES LIMITED


                                          ------------------------------------
                                          Signatory:
                                          Capacity:
                                          Authority:


SIGNED at                     on                          2002.


                                          For: DURBAN ROODEPOORT DEEP,
                                               LIMITED


                                          ------------------------------------
                                          Signatory:
                                          Capacity:
                                          Authority:

                                                                      SCHEDULE 1


                                DEFINITION OF IRR

                   CALCULATION OF THE INTERNAL RATE OF RETURN

The real internal rate of return ("IRR") referred to in the Agreement to which this Schedule is annexed shall, for the purposes of the Agreement, be calculated -

1.   on the total of the IDC's Investment;

2. after taking into account any amounts received by the IDC by virtue of its holding any shares in the share capital of the Company, including, but not limited to, any dividend received on such shares as well as any interest received on the IDC Loan;

3. on the basis that any amounts received by the IDC or paid by the IDC, excluding payment of the purchase price paid by IDC in acquiring any class of shares in the share capital of the Company, will be recognised as a receipt or payment on the last day of the month during which such receipt or payment took place, and that the return will be compounded on a monthly basis;

4. on the basis that any amounts received in terms of paragraph 2 above, where applicable, be adjusted to be after tax cash flow by reference to the relevant tax rate applicable at the time,

by adjusting the nominal return to a real return by reference to core overall Consumer Price Index ("CPI") as defined below as published by Statistics South Africa or its successor.

For these purposes the CPI means the annual change in the Core Consumer Price Index of the RSA as published by Statistics South Africa or its successor, which for the purposes hereof is defined as - "Headline CPI excluding: 1) interest rates on Mortgage Bonds, overdrafts and personal loans 2) changes in VAT 3) Assessment rates and 4) Fresh and frozen meat, fish, vegetables and fresh fruit and nuts" provided that -

- if the basis of computation of that CPI is at any time changed so as to result in comparisons of that index for period before and after the introduction of that change not truly reflecting the core rate of inflation required to be used herein, in the whole of South Africa, or if that index as previously adjusted in terms of this paragraph is further changes so as to have that result, that index shall be adjusted or further adjusted in such manner as will be determined by an independent firm of auditors appointed by the Registrar in order to ensure as far as possible consistency and a true reflection of the core rate of inflation in the whole of South Africa in the application of the CPI in respect of periods both before and after introduction of that change; and

- if publication of that CPI ceases at any time, a substitute index shall be applied to reflect that rate of inflation over periods commencing prior to and ending after the date upon which such publication ceases, which substitute index shall be an index which reflects the core rate of inflation South Africa and which will have been published prior to the cessation of the publication of the index referred to in this paragraph and shall be determined by the auditors referred to above who shall have the right to use or adapt any then published index of that rate of inflation for that purpose.

The IRR shall be calculated by the Company's auditors who shall act at the expense of the Company and as experts and not as arbitrators and their decision shall be final and binding on all the Shareholders and the Company, save in the case of manifest arithmetic error or fraud.

                                                                      SCHEDULE 2


                             BASIS OF INTEREST COVER

CCGR is to hold the remaining 40 (forty) Shares in the Company, and the remaining shareholders' loan of R76 042 446.40 (seventy six million forty two thousand and four hundred and forty six Rand and forty cents). This shareholders' loan will be unsecured, will bear interest at 125% (one hundred and twenty five per cent) of the Prime Rate and will be repayable over 84 (eighty four) months subject to maintenance of an interest cover in the Company of 2.5 (two point five) times.

The 2.5 (two point five) times interest cover will, however, be waived for as long as:

- the 60 (sixty) day moving average gold price (determined by the London PM US$ fix and the Reuters closing R/US$ rate) is below R100 000/kg (one hundred thousand Rand per kilogram) for the Financial Years 2001/02 and 2002/03, whereafter the amount of R100 000/kg (one hundred thousand Rand per kilogram) referred to in this paragraph shall be increased by 7% (seven per cent) per annum commencing on 1 July 2003, and

- the previous quarter cash operating costs of the Company (namely, the total costs associated with production, including corporate costs and ongoing rehabilitation costs, but excluding capital expenditure and depreciation as reflected in the quarterly results of the Company) are less than R67 500/kg (sixty seven thousand and five hundred Rand per kilogram) for the 2001/02 Financial Year, whereafter the amount of R67 500/kg (sixty seven thousand and five hundred Rand per kilogram) referred to above shall be increased at the end of every 3 (three) month period commencing on 1 July 2002 in accordance with the following formula, which is based on the pro-rata change in the overall producer price index per quarter (as published by Statistics South Africa) ("PPI"):

                    CALCULATION OF CHANGE IN PPI PER QUARTER


                      Pro-rata per quarter change in PPI =

 pa % change (Month 1)/12 + pa % change (Month 2)/12 + pa % change (Month 3)/12


For as long as all conditions for waiving of the 2.5 (two point five) times interest cover ratio on the CCGR shareholders' loan apply, interest payments on all shareholders' loans in the Company for that period are to be subject to maintenance of a 1.0 (one point zero) times interest cover ratio in the Company.

                                                                      SCHEDULE 3

                             PROPOSED BUSINESS PLAN

                                      SCHEDULE 4 TO THE SHARE PURCHASE AGREEMENT


SUBSCRIPTION AGREEMENT


between:


KHUMO BATHONG HOLDINGS (PROPRIETARY) LIMITED
(Registration number 1998/007546/07)
("KBH")


and


DURBAN ROODEPOORT DEEP, LIMITED
(Registration number 1895/000926/06)
("the Company")


                                                           BOWMAN GILFILLAN INC.
                                                     9th Floor, Twin Towers West
                                                                    Sandton City
                                                                    Sandton 2146
                                                       Telephone: (011) 881-9800
                                                             Fax: (011) 883-4505

                                TABLE OF CONTENTS

1.  INTERPRETATION..........................................................3
2.  CONDITIONS PRECEDENT....................................................6
3.  AGREEMENT TO SUBSCRIBE FOR AND ISSUE SHARES.............................8
4.  ISSUE OF SHARES.........................................................8
5.  RESTRICTIONS ON KBH.....................................................9
6.  CO-OPERATION...........................................................10
7.  CONFIDENTIALITY........................................................11
8.  ARBITRATION............................................................11
9.  COSTS..................................................................12
10. GENERAL................................................................13
11. ADDRESSES..............................................................14

WHEREAS:

KBH wishes to invest R68 027 000 (sixty eight million and twenty seven thousand
Rand) in the Company by subscribing for 4 794 889 (four million seven hundred and ninety four thousand and eight hundred and eighty nine) Ordinary Shares, and the Company is willing to allot and issue to KBH 4 794 889 (four million seven hundred and ninety four thousand and eight hundred and eighty nine) Ordinary Shares, on the terms and subject to the conditions set out in this Agreement.

IT IS AGREED AS FOLLOWS:


1.   INTERPRETATION

1.1       DEFINITIONS

          For the purposes of this Agreement, and the preamble, unless the context requires otherwise, the parties defined in the heading of this Agreement shall retain such definitions and the words and expressions set out below shall have the meanings assigned to them, namely:

1.1.1     "the Act"                       means the Companies Act, 1973, as
                                          amended;

1.1.2     "this Agreement"                means this Subscription Agreement;

1.1.3     "Board of Directors"            means the board of directors of the
                                          Company or any duly appointed
                                          committee thereof from time to time;

1.1.4     "Business Day"                  means any day other than a Saturday,
                                          Sunday or statutory holiday in South
                                          Africa;

1.1.5     "the Company"                   means Durban Roodepoort Deep, Limited,
                                          a company registered in accordance
                                          with the laws of South Africa under
                                          Registration Number

                                          1895/000926/06;

1.1.6     "Effective Date"                means the date on which all the
                                          conditions set out in clause 2.1 are
                                          fulfilled or deemed to be fulfilled
                                          and upon which this Agreement becomes
                                          unconditional and accordingly takes
                                          effect;

1.1.7     "the JSE"                       means The JSE Securities Exchange
                                          South Africa;

1.1.8     "KBH"                           means Khumo Bathong Holdings,
                                          (Proprietary) Limited, a company
                                          registered in accordance with the laws
                                          of South Africa under Registration
                                          Number 1998/007546/07;

1.1.9     "Ordinary Shares"               means ordinary no par value shares in
                                          the stated capital of the Company;

1.1.10    "Parties"                       means KBH and the Company and "Party"
                                          means any one of them;

1.1.11    "South Africa"                  means the Republic of South Africa as
                                          constituted from time to time;

1.1.12    "Signature Date"                means the last date on which this
                                          Agreement  is signed by the Parties;

1.1.13    "the Subscription Date"         means the date and time on which the
                                          matters referred to in clause 4 are
                                          duly completed in accordance with the
                                          requirements of that clause; and

1.1.14    "Subscription Shares"           means the 4 794 889 (four million
                                          seven hundred and ninety four thousand
                                          and eight
                                          hundred and eighty nine) Ordinary
                                          Shares which KBH is desirous of
                                          subscribing for in terms of this
                                          Agreement.

1.2       GENERAL INTERPRETATION

          In addition to the definitions in clause 1.1, unless the context requires otherwise:

1.2.1          the singular shall include the plural and vice versa;

1.2.2 a reference to any one gender, whether masculine, feminine or neuter, includes the other two;

1.2.3 any reference to a natural person includes an artificial person and vice versa;

1.2.4 any word or expression defined in and for the purposes of this Agreement shall, if expressed in the singular, include the plural and vice versa and a cognate word or expression shall have a corresponding meaning;

1.2.5 words and expressions defined in the Act, which are not defined in this Agreement, shall bear the same meanings in this Agreement as those ascribed to them in the Act;

1.2.6 references to a statutory provision include any subordinate legislation made from time to time under that provision, references to a statutory provision include that provision as from time to time modified or re-enacted as far as such modification or re-enactment applies, or is capable of applying, to this Agreement or any transaction entered into in accordance with this Agreement;

1.2.7 references in this Agreement to "clauses" are to clauses to this Agreement; and

1.2.8 where an obligation pursuant to this Agreement is expressed to be undertaken or assumed by any Party, such obligation shall be construed as requiring the Party concerned to exercise all rights and powers of control over the affairs of any other person which that Party is able to exercise (whether directly or indirectly) in order to secure performance of that obligation.


2.   CONDITIONS PRECEDENT

2.1 The whole of this Agreement (except for this clause 2 and clauses 1, 6, 7, 8, 9, 10 and 11) shall be subject to the fulfilment or deemed fulfilment of all the following conditions precedent within 120 (one hundred and twenty) days of the Signature Date or by such later date as the Parties may agree upon in writing:

2.1.1 KBH raising adequate finance in the amount of R66 303 550 (sixty six million three hundred and three thousand five hundred and fifty Rand) for the purpose of acquiring the Subscription Shares;

2.1.2 the passing of resolutions by the Company in general meeting authorising the Company to allot and issue to KBH the Subscription Shares in accordance with the provisions of section 82(1) of the Act, and the registration of those resolutions in accordance with the requirements of the Act, if so required;

2.1.3 the passing of a resolution by the Board of Directors approving the terms of, and the transactions contemplated by, this Agreement and authorising any of the directors of the Company to execute this Agreement and any ancillary documentation;

2.1.4 the passing of a resolution by the board of directors of KBH approving the terms of, and the transactions contemplated by, this Agreement and authorising any of the directors of KBH to execute this Agreement and any ancillary documentation;

2.1.5 all appropriate approvals and processes, to the extent required, having been obtained and complied with, in accordance with the Listings Requirements of the JSE;

2.1.6 all appropriate approvals and processes, to the extent required, having been obtained and complied with, in accordance with the Listings Requirements of the London Stock Exchange;

2.1.7 all appropriate approvals and processes, to the extent required, having been obtained and complied with, in accordance with the Listings Requirements of the Australian Stock Exchange;

2.1.8 all appropriate approvals and processes, to the extent required, having been obtained and complied with, in accordance with the Listings Requirements of the Paris Bourse;

2.1.9 all appropriate approvals and processes, to the extent required, having been obtained and complied with, in accordance with NASDAQ;

2.1.10 KBH and The Industrial Development Corporation of South Africa Limited having become the owners of 3% (three per cent) and 57% (fifty seven per cent) respectively of the issued share capital of Crown Gold Recoveries (Proprietary) Limited.

2.2 The condition precedent in clause 2.1.1 is stipulated for the sole benefit of KBH and KBH may waive such condition precedent in writing to that effect, and upon any such waiver the condition precedent shall be deemed to have been fulfilled. It is recorded that the conditions precedent in clauses 2.1.2 to 2.1.10 are stipulated for the benefit of both Parties.

2.3 Except for the provisions of clause 2.1.1 and clause 2.1.10, if any approval or consent required for the fulfilment of any condition precedent is granted subject to any condition which adversely affects the Company to a material extent, the approval shall be deemed not to have been given if the Company so requires, and gives written notice to that effect to KBH within 30 (thirty) days from the date on which the approval in question is granted.

2.4 If any one of the conditions precedent is not fulfilled, deemed to be fulfilled or waived during the period set out in clause 2.1, then this Agreement (except for this clause 2 and clauses 1, 6, 7, 8, 9, 10 and
          11) shall not take effect unless otherwise agreed in writing by the Parties.

2.5 The Parties shall use their reasonable endeavours to do whatever may be necessary to procure the fulfilment of the conditions precedent set out in clause 2.1 and shall co-operate fully with each other for that purpose.


3.   AGREEMENT TO SUBSCRIBE FOR AND ISSUE SHARES

     KBH agrees to subscribe for, and the Company agrees to allot and issue to KBH, the Subscription Shares for a cash subscription price of R68 027 000 (sixty eight million and twenty seven thousand Rand), with effect from the Subscription Date and in accordance with the terms and subject to the conditions of this Agreement.


4.   ISSUE OF SHARES

     Unless otherwise agreed by the Parties in writing, a meeting shall be held within 7 (seven) Business Days from the Effective Date, provided that such date shall not be earlier than the Closing Date (as defined in the Share Purchase Agreement entered into between Crown Consolidated Gold Recoveries Limited, The Industrial Development Corporation of South Africa Limited, KBH and the Company simultaneously with the signature of this Agreement), at the offices of Bowman Gilfillan Inc., 9th Floor, Twin Towers West, Sandton City, Sandton at 14h00 or such later date and time as the Parties may agree upon in writing, at which KBH shall subscribe for the Subscription Shares and the Company will allot and issue the Subscription Shares to KBH against receipt in cash of the subscription of R68 027 000 (sixty eight million and twenty seven thousand Rand) by means of a telegraphic transfer, for value at the Subscription Date, to a bank account of the Company in South Africa, which shall have been designated by the Company giving written notice to KBH at least 24 (twenty four) hours before the Subscription Date..

5.   RESTRICTIONS ON KBH

5.1 KBH undertakes that it will not sell, alienate or otherwise dispose of the Subscription Shares other than in accordance with the provisions of clause 5.2.

5.2 If KBH wishes to sell, alienate or otherwise dispose of all or some of the Subscription Shares, KBH shall first offer for sale to the Company all or some of the Subscription Shares by means of written notice to that effect (a "Transfer Notice") on the same terms and conditions of any proposed transfer as those offered to a proposed third party (the "Third Party Purchaser") together with details of the Third Party Purchaser, the purchase price and other material terms offered by KBH to the Third Party Purchaser. To give effect to this provision, the Company shall issue the Subscription Shares in a material form and KBH hereby authorises the Company to hold the share certificate evidencing the ownership of the Subscription Shares in trust on behalf of KBH and the Company shall not be bound to release such share certificate at the instruction of KBH if such instruction is pursuant to a transaction which is in breach of this clause 5.

5.3 On receipt of the Transfer Notice, the Company shall have the right but shall not be bound to place the Subscription Shares at the purchase price specified in the Transfer Notice (or at such other price as may be agreed between KBH and the Company) with another purchaser of the Company's choice, by giving written notice to KBH to that effect within 21 (twenty one) days of the receipt of the Transfer Notice.

5.4 If the Company does not exercise its rights under clause 5.3, KBH shall be entitled to sell and transfer the Subscription Shares on a bona fide arm's length sale to the Third Party Purchaser with the written consent of the Company at a price which is not less than the purchase price specified in the Transfer Notice.

5.5 DRD acknowledges that KBH intends to pledge the Subscription Shares to The Industrial Development Corporation of South Africa Limited as security for a loan of R66 303 550 (sixty six million three hundred and three thousand and five hundred and fifty) by The Industrial Development Corporation of South Africa Limited to Crown Gold Resources (Proprietary) Limited. The Parties agree that the pledge by KBH of the Subscription Shares for that purpose shall not constitute a breach of clause 5.1, and that the transfer or sale of the Subscription Shares by The Industrial Development Corporation of South Africa Limited pursuant to its due enforcement of such pledge shall not constitute a breach of clause 5.2.

5.6 KBH undertakes to DRD to procure that, forthwith upon lapse of the pledge referred to in clause 5.5 for any reason, the share certificate evidencing the ownership of the Subscription Shares is delivered to DRD, to be held by DRD for the purposes of, and in accordance with, the provisions of clause 5.2.


6.   CO-OPERATION

     Each Party to this Agreement undertakes to do such things, perform such acts, to take all such steps and to procure the doing of all such things, the performance of all such acts and the taking of all such steps as may be necessary, incidental and conducive to give effect to the terms, conditions and import of this Agreement.

7.   CONFIDENTIALITY

7.1 Each Party undertakes to the other that this Agreement and all negotiations relating to its conclusion shall remain strictly confidential between them and no disclosure thereof shall be made to any third party other than the professional advisers of the Parties, The Industrial Development Corporation of South Africa Limited, Crown Consolidated Gold Recoveries Limited and Crown Gold Recoveries (Proprietary) Limited and their professional advisers or as is necessary to give effect to its provisions and to comply with the listing requirements of the various stock exchanges and the Act as set out in clause 2. Only such disclosures as have been agreed by both Parties in writing shall be made.

7.2 KBH undertakes that while this Agreement remains in force it shall keep confidential and not disclose any information about the Company or its business to any third party unless KBH is under a legal obligation to make the disclosure or the information is in the public domain.


8.   ARBITRATION

8.1 Any dispute arising out of this Agreement or the interpretation thereof, both while in force and after its termination, may at the election of the Party claiming such dispute, be submitted to and determined by arbitration. Such arbitration shall be held in Johannesburg unless otherwise agreed to and shall be held in a summary manner with a view to it being completed as soon as possible.

8.2 There shall be one arbitrator who shall be, if the question in issue is:

8.2.1 primarily an accounting matter, an independent chartered accountant of 10 (ten) years standing;

8.2.2          primarily a legal matter, a practising Senior Counsel; and

8.2.3          primarily a technical matter, a suitably qualified person.

8.3 The appointment of the arbitrator shall be agreed upon between the Parties, but failing agreement between them within a period of 14 (fourteen) days after the arbitration has been demanded, either of the Parties shall be entitled to request the Chairman for the time being of the Arbitration Foundation of Southern Africa to make the appointment who, in making his appointment, shall have regard to the nature of the dispute.

8.4 The arbitrator shall have the powers conferred upon an arbitrator under the Arbitration Act, 1965, as amended, or re-enacted in some other form from time to time, but shall not be obliged to follow the procedures described in that Act and shall be entitled to decide on such procedures as he may consider desirable for the speedy determination of the dispute, and in particular he shall have the sole and absolute discretion to determine whether and to what extent it shall be necessary to file pleadings, make discovery of documents or hear oral evidence.

8.5 The decision of the arbitrator shall be final and binding on the Parties, and may be made an order of any court of competent jurisdiction. Each of the Parties hereby submits itself to the non-exclusive jurisdiction of the Witwatersrand Local Division of the High Court of South Africa should the other Party wish to make the arbitrator's decision an order of that Court.


9.   COSTS

     Each Party shall bear its own legal costs in respect of the negotiation, preparation and conclusion of this Agreement and all other documents necessary to give effect to this Agreement.

10.  GENERAL

10.1      REMEDIES

          No remedy conferred by this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, by statute or otherwise and each remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law, by statute or otherwise. The election of any one or more remedy by any of the Parties shall not constitute a waiver by such party of the right to pursue any other remedy.

10.2      SEVERANCE

          If any provision of this Agreement is rendered void, illegal or unenforceable in any respect under any law it shall be severable from this Agreement, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10.3      SURVIVAL OF RIGHTS, DUTIES AND OBLIGATIONS

          Termination of this Agreement for any cause shall not release a Party from any liability which at the time of termination has already accrued to that Party or which thereafter may accrue in respect of any act or omission prior to such termination.

10.4      ENTIRE AGREEMENT

          This Agreement constitutes the entire agreement between the Parties in regard to its subject matter and save as otherwise expressly provided no modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless made in writing specifically referring to this Agreement and duly signed by the Parties.

10.5      BINDING AGREEMENT

          This Agreement shall be binding on the Parties hereto and their respective successors and assigns.

10.6      NO PARTNERSHIP

          Nothing in this Agreement shall be deemed to constitute a partnership between the Parties (or any of them) or constitute any Party the agent of any other Party for any purpose.

10.7      COUNTERPARTS

          This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Agreement by signing any such counterpart.


11.  ADDRESSES

11.1 Each Party to this Agreement chooses the address set out opposite its name below as its address at which all notices, legal processes and other communications must be delivered for the purposes of this Agreement.

11.1.1         The Company:               45 Empire Road
                                          Parktown
                                          Johannesburg
                                          South Africa
                                          Attn: M Eloff (the Company Secretary)
                                          Fax No. 011 482 1022

11.1.2         KBH:                       ERPM Main Office
                                          Cnr Main Reef and Pretoria road
                                          Boksburg
                                          Attn: Dr P Ncholo (Chief Executive)
                                          Fax No: 011 917 2542

11.2 Any notice or communication required or permitted to be given in terms of this Agreement shall be valid and effective only if in writing.

11.3 Any Party may by written notice to the other change its chosen address to another physical address in South Africa, provided that the change shall become effective on the 14th (fourteenth) day after the receipt of the notice by the addressees.

11.4      Any notice or communication to a Party -

11.4.1         sent by telefax to it at its telefax number; or

11.4.2 delivered by hand to a responsible person during ordinary business hours at its chosen address,

          shall be deemed to have been received, in the case of clause 11.4.1, on the first Business Day after transmission thereof and, in the case of clause 11.4.2, on the day of delivery.

11.5 A copy of any notice or communication sent by telefax to a Party at its telefax number shall forthwith be sent by prepaid registered post to it at its chosen address.

11.6 Notwithstanding anything to the contrary in this clause 11, a written notice or other communication actually received by a Party shall be adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen address.

SIGNED at                     on                          2002

                                          For: KHUMO BATHONG HOLDINGS
                                               (PTY) LIMITED


                                               -------------------------------
                                               Signatory:
                                               Capacity:
                                               Authority:


SIGNED at                     on                        2002


                                          For: DURBAN ROODEPOORT DEEP,
                                               LIMITED


                                               -------------------------------
                                               Signatory:
                                               Capacity:
                                               Authority:

SCHEDULE 5

LITIGATION

Claims / Litigation affecting the Company.

PLAINTIFF                          DEFEDANT                   QUANTUM
-----------------------------------------------------------------------
1. the Company                     Air Liquide SA             R 238,000

2. Mr/s Ackerman                   the Company                R 126,000

3. S A Rail Commuter Corp          the Company                R  17,000

4. Active Personnel                the Company                R  82,000

5. Multiprint                      the Company                R  15,500

                                      SCHEDULE 6 TO THE SHARE PURCHASE AGREEMENT


CESSION OF LOAN


between:


CROWN GOLD RECOVERIES (PROPRIETARY) LIMITED


and


CROWN CONSOLIDATED GOLD RECOVERIES LIMITED


and


DURBAN ROODERPOORT DEEP, LIMITED


                                                           BOWMAN GILFILLAN INC.
                                                     9th Floor, Twin Towers West
                                                                    Sandton City
                                                                    Sandton 2146
                                                       Telephone: (011) 881-9800
                                                             Fax: (011) 883-4505

WHEREAS:

A. The Cedent has a claim against DRD arising out of loans advanced by the Cedent to DRD.

B. The Cedent wishes to cede its rights, title and interest in and to this claim to the Cessionary for a consideration of R1 (one Rand).

IT IS AGREED AS FOLLOWS:


1.   INTERPRETATION

1.1       DEFINITIONS

          For the purposes of this Agreement, and the preamble, unless the context requires otherwise, the words and expressions set out below shall have the meanings assigned to them, namely:

1.1.1     "this Agreement"                means this cession of loan agreement;

1.1.2     "Business Day"                  means any day other than a Saturday,
                                          Sunday or statutory holiday of the
                                          Republic of South Africa;

1.1.3     "Cedent"                        means Crown Gold Recoveries
                                          (Proprietary) Limited, a company
                                          registered in accordance with the laws
                                          of the Republic of South Africa under
                                          Registration Number 1988/005155/07;

1.1.4     "Cessionary"                    means Crown Consolidated Gold
                                          Recoveries Limited, a company
                                          registered in accordance with the laws
                                          of the Republic of South Africa under
                                          Registration Number 1997/007865/06;

1.1.5     "DRD"                           means Durban Roodepoort Deep Limited,
                                          a company registered in accordance
                                          with the laws of the Republic of South
                                          Africa under Registration Number
                                          1895/000926/06;

1.1.6     "Loan"                          means all the non-interest bearing
                                          loans made by the Cedent to DRD and
                                          thus owing by DRD to the Cedent as at
                                          the Signature Date, which shall be
                                          evidenced by a certificate issued by
                                          the finance director of the Cedent or
                                          a person in an equivalent position in
                                          the Cedent in terms of clause 2.3, on
                                          the Signature Date;

1.1.7     "Parties"                       means the Cedent, the Cessionary and
                                          DRD and "Party" means any one of them;

1.1.8     "Signature Date"                means the last date on which this
                                          Agreement is signed by the Parties.

1.2       GENERAL INTERPRETATION

          In addition to the definitions in clause 1.1, unless the context requires otherwise:

1.2.1          the singular shall include the plural and vice versa;

1.2.2 a reference to any one gender, whether masculine, feminine or neuter, includes the other two;

1.2.3 any reference to a natural person includes an artificial person and vice versa;

1.2.4 any word or expression defined in and for the purposes of this Agreement shall, if expressed in the singular, include the plural and vice versa and a cognate word or expression shall have a corresponding meaning;

1.2.5 references to a statutory provision include any subordinate legislation made from time to time under that provision; references to a statutory provision include that provision as from time to time modified or re-enacted as far as such modification or re-enactment applies, or is capable of applying, to this Agreement or any transaction entered into in accordance with this Agreement; and

1.2.6 references in this Agreement to "clauses" are to clauses to this Agreement.

1.3       HEADINGS AND SUB-HEADINGS

          All the headings in this Agreement, including any sub-headings, are for convenience only and are not to be taken into account for the purposes of interpreting it.


2.   CESSION

2.1 The Cedent hereby cedes, assigns and makes over to the Cessionary its rights, title and interest in and to the Loan, with effect from the Signature Date and for a consideration of R1 (one Rand).

2.2 DRD hereby agrees to the Cedent ceding, assigning and making over to the Cessionary its rights, title and interest in and to the Loan in terms of clause 2.1.

2.3 The Cedent shall deliver to the Cessionary, on the Signature Date, a certificate issued by the finance director of the Cedent or a person in an equivalent position in the Cedent confirming the total amount of the Loan as at the Signature Date.

2.4 The Parties agree that the certificate issued and delivered in terms of clause 2.3 shall, in absence of manifest error, be final and binding on them.

3.   PAYMENT

     The Cessionary shall pay to the Cedent R1 (one Rand) in cash on the Signature Date.


4.   PRIOR CESSION

     The Cedent hereby unconditionally and irrevocably warrants and represents to the Cessionary that the Loan is not subject to any prior cession to anyone else.


5.   ADDRESSES FOR LEGAL PROCESS AND NOTICE

5.1 The Parties choose, for the purposes of this Agreement, the following addresses and telefax numbers:

5.1.1          the Cedent:                45 Empire Road
                                          Parktown
                                          Johannesburg
                                          South Africa
                                          Attn: The Chief Executive Officer
                                          Fax No:011 482 1022

5.1.2          the Cessionary:            45 Empire Road
                                          Parktown
                                          Johannesburg
                                          South Africa
                                          Attention: The Chief Executive Officer
                                          Fax No: 011 482 1022

5.2 Any legal process to be served on any of the Parties may be served on it at the address specified for it in clause 5.1 and it chooses that address as its domicilium citandi et executandi for all purposes under this Agreement.

5.3 Any notice or other communication to be given to any Party in terms of this Agreement shall be valid and effective only if it is given in writing, provided that any notice given by telefax shall be regarded for this purpose as having been given in writing.

5.4 A notice or other communication to any Party which is sent by registered post in a correctly addressed envelope to the address specified for it in clause 5.1 shall be deemed to have been received (unless the contrary is proved) within 14 (fourteen) days from the date it was posted, or which is delivered to the Party by hand at that address shall be deemed to have been received on the day of delivery, provided it was delivered to a responsible person during ordinary business hours.

5.5 Each notice by telefax to a Party at the telefax number specified for it in clause 5.1 shall be deemed to have been received (unless the contrary is proved) within 4 (four) hours of transmission if it is transmitted during normal business hours of the receiving Party or within 4 (four) hours of the beginning of the next Business Day after it is transmitted, if it is transmitted outside those business hours.

5.6 Notwithstanding anything to the contrary in this clause 5, a written notice or other communication actually received by any Party (and for which written receipt has been obtained) shall be adequate written notice or communication to it notwithstanding that the notice was not sent to or delivered at its chosen address.

5.7 Any Party may by written notice to the other Parties change its address for the purposes of clause 5.1 to any other address (other than a post office box number) provided that the change shall become effective on the 7th (seventh) day after the receipt of the notice.

6.   GENERAL

6.1       COMMUNICATIONS BETWEEN THE PARTIES

          All notices, demands and other oral or written communications given or made by or on behalf of any Party to the other Parties shall be in English.

6.2       REMEDIES

          No remedy conferred by this Agreement is intended, unless specifically otherwise stated to be exclusive of any other remedy which is otherwise available at law, by statute or otherwise. Each remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law, by statute or otherwise. The election of any one or more remedy by any of the Parties shall not constitute a waiver by such Party of the right to pursue any other remedy.

6.3       SEVERANCE

          If any provision of this Agreement is rendered void, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the Parties shall endeavour in good faith to agree an alternative provision to the void, illegal or unenforceable provision.

6.4       ENTIRE AGREEMENT

6.4.1 This Agreement constitutes the entire agreement between the Parties in regard to its subject matter.

6.4.2 No Party shall have any claim or right of action arising from any undertaking, representation or warranty not included in this Agreement.

6.5       VARIATIONS

          No agreement to vary, add to or cancel this Agreement shall be of any force or effect unless recorded in writing and signed by or on behalf of both Parties.

6.6       ASSIGNMENT

          No Party may delegate any of its obligations under this Agreement.

6.7       GENERAL CO-OPERATION

          Each Party shall co-operate with the other and execute and deliver to the other Parties such other instruments and documents and take such other actions as may be reasonably requested from time to time in order to carry out, evidence and confirm their rights and the intended purpose of this Agreement.

6.8       COUNTERPARTS

          This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Agreement by signing any such counterpart.

6.9       JURISDICTION

          The Parties submit themselves to the non-exclusive jurisdiction of the Witwatersrand Local Division of the High Court of the Republic of South Africa.

SIGNED                        on                          2002.


                                          For: CROWN GOLD RECOVERIES
                                               (PROPRIETARY) LIMITED


                                               ------------------------------
                                               Signatory:
                                               Capacity:
                                               Authority:


SIGNED at                     on                          2002.


                                          For: CROWN CONSOLIDATED GOLD
                                               RECOVERIES LIMITED


                                               ------------------------------
                                               Signatory:
                                               Capacity:
                                               Authority:


SIGNED at                     on                          2002.


                                          For: DURBAN ROODERPOORT DEEP, LIMITED


                                               ------------------------------
                                               Signatory:
                                               Capacity:
                                               Authority:

                                          SCHEDULE 7 TO SHARE PURCHASE AGREEMENT


MEMORANDUM OF LOAN AGREEMENT NO. 3


between:


CROWN CONSOLIDATED GOLD RECOVERIES LIMITED


and


CROWN GOLD RECOVERIES (PROPRIETARY) LIMITED


                                                           BOWMAN GILFILLAN INC.
                                                     9th Floor, Twin Towers West
                                                                    Sandton City
                                                                    Sandton 2146
                                                       Telephone: (011) 881-9800
                                                             Fax: (011) 883-4505

                                TABLE OF CONTENTS

1.  DEFINITIONS.............................................................3
2.  THE FIRST LOAN..........................................................6
3.  THE SECOND LOAN.........................................................6
4.  THE THIRD LOAN..........................................................7
5.  UNDERTAKINGS BY THE BORROWER............................................7
6.  EVENTS OF DEFAULT.......................................................8
7.  CESSION AND DELEGATION BY THE LENDER...................................10
8.  CESSION AND DELEGATION BY THE BORROWER.................................11
9.  NOTICES................................................................11
10. ARBITRATION............................................................12
11. GENERAL................................................................13

WHEREAS:

A. This Memorandum records 3 (three) interest free loans made by the Lender to the Borrower on the terms and subject to the conditions recorded in this Memorandum.

B. In terms of the First Loan, the Lender agreed to lend to the Borrower, who agreed to borrow from the Lender, the amount of R125 106 116 (one hundred and twenty five million, one hundred and six thousand and one hundred and sixteen Rand), which entire amount has been drawn down by the Borrower.

C. In terms of the Second Loan, the Lender agreed to lend to the Borrower, who agreed to borrow from the Lender, the amount of R40 000 000 (forty million
     Rand), which entire amount has been drawn down by the Borrower.

D. In terms of the Third Loan, the Lender agreed to lend to the Borrower, who agreed to borrow from the Lender, the amount of R25 000 000 (twenty five million Rand), which amount was credited to the loan account of the Lender against the Company in terms of an agreement dated 13 November 1997.

E. The Borrower and the Lender wish to record the terms and conditions of the First Loan, the Second Loan and the Third Loan in this Memorandum.

THE PARTIES ACCORDINGLY RECORD THAT :


1.   DEFINITIONS
     For the purposes of this Memorandum, and the preamble, unless the context indicates otherwise, the words and expressions set out below shall have the meanings assigned to them, namely:

1.1  "Business Day"                       means any day other than a Saturday,
                                          Sunday or statutory holiday in South
                                          Africa;

1.2  "Borrower"                           means Crown Gold Recoveries
                                          (Proprietary) Limited, a company
                                          registered in accordance with the laws
                                          of South Africa under Registration

                                          Number 1988/005155/07;

1.3  "Event of Default"                   means any one of the events specified
                                          in clause 6;

1.4  "First Loan"                         means the amount of R125 106 116 (one
                                          hundred and twenty five million and
                                          one hundred and six thousand and one
                                          hundred and sixteen Rand) which the
                                          Borrower agreed to borrow from the
                                          Lender and which the Lender agreed to
                                          lend to the Borrower and which entire
                                          amount has been drawn down by the
                                          Borrower and is still outstanding;

1.5  "Indebtedness"                       means any loan, debt, guarantee,
                                          indemnity or other obligation now or
                                          hereafter existing valued in excess of
                                          R500 000 (five hundred thousand Rand);

1.6  "Loans"                              means the First Loan, the Second Loan
                                          and the Third Loan and "Loan" shall
                                          mean any of these 3 (three) loans;

1.7  "the Lender"                         means Crown Consolidated Gold
                                          Recoveries Limited, a company
                                          registered in accordance with the laws
                                          of South Africa under Registration
                                          Number 1997/007865/06;

1.8  "this Memorandum"                    means this memorandum of loan
                                          agreement;

1.9  "Parties"                            means the Borrower and the Lender and
                                          "Party" means either one of them;

1.10 "Prime Rate"                         shall mean the publicly quoted basic
                                          rate of interest generally levied by
                                          The Standard Bank of

                                          South Africa Limited from time to time
                                          in South Africa on overdraft to its
                                          first class corporate borrowers,
                                          calculated on a 365 (three hundred and
                                          sixty five) day factor, irrespective
                                          of whether or not the year is a leap
                                          year, it being recorded that a
                                          certificate signed by any manager of
                                          The Standard Bank of South Africa
                                          Limited (whose appointment shall not
                                          be necessary to prove) shall
                                          constitute prima facie proof of the
                                          ruling prime rate at the relevant time
                                          in the event of there being a dispute
                                          in relation thereto;

1.11 "Second Loan"                        means the amount of R40 000 000 (forty
                                          million Rand) which the Borrower
                                          agreed to borrow from the Lender and
                                          which the Lender agreed to lend to the
                                          Borrower and which entire amount has
                                          been drawn down by the Borrower and is
                                          still outstanding;

1.12 "Signature Date"                     means the date of last signature of
                                          this Memorandum;

1.13 "South Africa"                       means the Republic of South Africa as
                                          constituted from time to time; and

1.14 "Third Loan"                         means the amount of R25 000 000
                                          (twenty five million Rand) which the
                                          Borrower agreed to borrow from the
                                          Lender and which the Lender agreed to
                                          lend to the Borrower and which amount
                                          was credited to the loan account of
                                          the Lender against the Company in
                                          terms of an agreement dated 13
                                          November 1997 and which amount is
                                          still outstanding.

2.   THE FIRST LOAN

2.1 It is recorded that the Lender agreed to lend to the Borrower, and the Borrower borrowed from the Lender, the First Loan on the following terms:

2.1.1          the First Loan I was unsecured, interest free; and

2.1.2          the First Loan was repayable on demand.

2.2 Notwithstanding the provisions of clause 2.1 above, the Parties now hereby agree that from the Signature Date, the First Loan will start bearing interest at the Prime Rate plus 15% (fifteen per cent) of the Prime Rate which interest will be payable annually in arrear on the 3rd (third) Business Day after each anniversary of the Signature Date, and the capital amount of the First Loan will be repayable within 7 (seven) years of the Signature Date.


3.   THE SECOND LOAN

3.1 It is recorded that the Lender agreed to lend to the Borrower, and the Borrower borrowed from the Lender, the Second Loan on the following terms:

3.1.1          the Second Loan was unsecured, interest free; and

3.1.2          the Second Loan was repayable on demand.

3.2 Notwithstanding the provisions of clause 3.1 above, the Parties now hereby agree that from the Signature Date, the Second Loan will start bearing interest at the Prime Rate plus 15% (fifteen per cent) of the Prime Rate which interest will be payable annually in arrear on the 3rd (third) Business Day after each anniversary of the Signature Date and the capital amount of the Second Loan will be repayable within 7 (seven) years of the Signature Date.

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                                     Page 7

4.   THE THIRD LOAN

4.1 It is recorded that the Lender agreed to lend to the Borrower and the Borrower borrowed from the Lender the Third Loan on the following terms:

4.1.1          the Third Loan was unsecured, interest free; and

4.1.2          the Third Loan was repayable on demand.

4.2 Notwithstanding the provisions of clause 4.1 above, the Parties now hereby agree that from the Signature Date, the Third Loan will start bearing interest at the Prime Rate plus 15% (fifteen per cent) of the Prime Rate, which interest will be payable annually in arrear on the 3rd (third) Business Day after each anniversary of the Signature Date, and the capital amount of the Third Loan will be repayable within 7 (seven) years of the Signature Date.


5.   UNDERTAKINGS BY THE BORROWER

5.1 The Borrower undertakes to the Lender that until all the Loans have been repaid in full by the Borrower to the Lender:

5.1.1 the Borrower shall (immediately upon it becoming aware of such occurrence) notify the Lender of the occurrence of any Event of Default and of any other event which, with the giving of notice or lapse of time or both, might constitute an Event of Default and at the same time inform the Lender of any action taken or proposed to be taken in connection with that Event of Default;

5.1.2 the Borrower will continue its business, being the conduct of mining operations, including but not limited to the re-treatment of sand dumps, slime dumps and archive material deposits;

5.1.3 the Borrower shall maintain in full force and effect all authorisations, approvals, licences, registrations, consent or declarations from all legislative bodies of government, ministries, agencies or other authorities required by the laws of South Africa or otherwise appropriate in order for the Borrower-

5.1.3.1 to incur the obligations expressed to be assumed by it in or pursuant to this Memorandum;

5.1.3.2 to execute and deliver all other documents and instruments to be delivered by it pursuant to this Memorandum;

5.1.3.3 to perform and observe the terms and provisions of this Memorandum;

5.1.3.4 to make all payments expressed to be required under this Memorandum; and

5.1.3.5 to render this Memorandum legal, valid, binding, enforceable and admissible in evidence.

5.2 The Borrower shall promptly furnish the Lender with such evidence of authority, authenticated specimen signatures and other documents and information as the Lender may reasonably request, on the request of the Lender, and perform all such other acts as may be necessary to carry out the intent of this Memorandum.


6.   EVENTS OF DEFAULT

6.1       With regard to the Loans, if:

6.1.1 the Borrower shall for any reason fail duly and promptly to perform or observe any of the other obligations or undertakings expressed to be binding on or undertaken in or pursuant to this Memorandum; or

6.1.2 a moratorium is declared on the discharge of Indebtedness of the Borrower or the Borrower is unable to pay its debts generally as they become due and payable or stops or threatens to stop or suspends payment of any sum over R500 000 (five hundred thousand Rand) expressed to be payable by it in or pursuant to this Memorandum or of its debts generally or otherwise becomes insolvent or shall convene a meeting for the purposes of making, or shall propose or enter into, any arrangement or composition for the benefit of any one or more of its creditors or shall commence negotiations with any one or more of its creditors with a view to a readjustment or rescheduling of its Indebtedness or with a view to the avoidance of circumstances in which it would or might be obliged to declare a moratorium on the discharge of its Indebtedness; or

6.1.3 any person becomes entitled to take possession of or realise or otherwise apply any of the assets of the Borrower or to cause such assets to be realised in satisfaction of any obligation of the Borrower to such person and such event would or might, either directly or indirectly, materially affect the Borrower's ability to perform any of the obligations expressed to be assumed by it in or pursuant to this Memorandum; or

6.1.4 if any action or proceeding of or before any judicial, administrative, governmental or other authority or arbitrator commences (and is not stayed or discharged within 15 (fifteen) calendar days thereafter) to enjoin or restrain the performance or observance by the Borrower of the terms of this Memorandum or in any manner to question the right and power of the Borrower to enter into, exercise its rights under and perform and observe the terms of this Memorandum or the legality, validity, enforceability, binding nature or admissibility in evidence of this Memorandum; or

6.1.5 if it becomes or proves to be unlawful or impossible for the Borrower duly and promptly to perform or observe any of the obligations or undertakings expressed to be binding on or undertaken by it in or pursuant to this Memorandum, then and in any case the Borrower shall forthwith notify the Lender of the occurrence of such event which (regardless of whether such notice shall have been given) shall constitute an Event of Default. At any time after the occurrence of an Event of Default the Lender may, by written notice to the Borrower, declare the First Loan, the Second Loan and Third Loan to be immediately due and payable.

6.2 If the Loans are declared immediately due and payable pursuant to clause 6.1, the Borrower shall immediately pay to the Lender the amount due under the Loans.


7.   CESSION AND DELEGATION BY THE LENDER

7.1 The Lender may at any time and from time to time cede all or any part of its rights and benefits and delegate all or any part of its obligations under this Memorandum to another person (an "Assignee").

7.2 For this purpose the Lender may disclose to a potential or actual Assignee such credit and other information relating to the Borrower and its financial condition as the Borrower shall have made available to the Lender or as shall be known to the Lender otherwise howsoever.

7.3 If the Lender cedes any part of its rights and benefits and delegates any part of its obligations under this Memorandum then all references in this Memorandum to the Lender shall thereafter be construed as references to the Lender and its Assignee to the extent of their respective participations.

7.4 The expression "Lender" wherever used in this Memorandum shall include every Assignee of the Lender and every successor in title of any such Assignee or of the Lender.

8.   CESSION AND DELEGATION BY THE BORROWER

     The rights and obligations of the Borrower under this Memorandum are personal to the Borrower and accordingly the Borrower shall not cede any of its rights or benefits or delegate any of its obligations under this Memorandum either in whole or in part.


9.   NOTICES

9.1 Any notice or other formal communication to be given under this Memorandum shall be in writing and signed by or on behalf of the Party giving it and may be served by sending it by fax, delivering it by hand or sending it by registered mail with acknowledgement of receipt to the address and for the attention of the relevant Party set out in clause 9.2 (or as otherwise duly notified from time to time). Any notice so served by hand, fax or post shall be deemed to have been received:

9.1.1          in the case of delivery by hand or mail, when delivered;

9.1.2          in the case of fax, 12 (twelve) hours after the time of dispatch;

          provided that, where (in the case of delivery by hand or by fax), such delivery or transmission occurs after 18h00 on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 09h00 on the next following Business Day. References to time in this clause are to local time in the country of the addressee.

9.2 The Parties choose for the purposes of this Memorandum the following addresses:

9.2.1          The Lender:                45 Empire Road
                                          Parktown
                                          Johannesburg
                                          South Africa

                                          Attn: The Company Secretary
                                          Fax No: 011 482-1022;

9.2.2          The Borrower:              45 Empire Road
                                          Parktown
                                          Johannesburg
                                          South Africa
                                          Attn: The Company Secretary
                                          Fax No: 011 482-1022.

9.3 In proving such service it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered to the address shown thereon or that the fax was sent after obtaining in person or by telephone appropriate evidence of the capacity of the addressee to receive the same, as the case may be.

9.4 All notices or formal communications under or in connection with this Memorandum shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.


10.  ARBITRATION

10.1 Any dispute arising out of this Memorandum or the interpretation thereof, both while in force and after its termination, shall be submitted to and determined by arbitration. Any Party may demand arbitration by notice in writing to the other Party. Such arbitration shall be held in Johannesburg unless otherwise agreed to in writing and shall be held in a summary manner with a view to it being completed as soon as possible.

10.2 There shall be 1 (one) arbitrator who shall be, where the question and issue is:

10.2.1 primarily an accounting matter, an independent chartered accountant of 10 (ten) years standing;

10.2.2         primarily a legal matter, a practising Senior Counsel; or

10.2.3         primarily a technical matter, a suitably qualified person.

10.3 The appointment of the arbitrator shall be agreed upon between the Parties in writing but, failing agreement between them, within a period of 14 (fourteen) days after the arbitration has been demanded in terms of clause 10.1, any party shall be entitled to request the President for the time being of the Law Society of the Northern Provinces to make the appointment who shall, in making his appointment, to have regard to the nature of the dispute.

10.4 The arbitrator shall have the powers conferred upon an arbitrator under the Arbitration Act, 1965 (as amended), but shall not be obliged to follow the procedures prescribed in that Act and shall be entitled to decide on such procedures as he may consider desirable for the speedy determination of the dispute, and in particular he shall have the sole and absolute discretion to determine whether and to what extent it shall be necessary to file pleadings, make discovery of documents or hear oral evidence.

10.5 The decision of the arbitrator shall be final and binding on the Parties and may be made an order of any court of competent jurisdiction. The Parties hereby submit themselves to the non-exclusive jurisdiction of the Witwatersrand Local Division of the High Court of South Africa, or any successor thereto, should any Party wish to make the arbitrator's decision an order of that Court.


11.  GENERAL

11.1      COMMUNICATIONS BETWEEN THE PARTIES

          All notices and demands given by or on behalf of either Party to the other shall be in English or accompanied by a certified translation into English.

11.2      REMEDIES

          No remedy conferred by this Memorandum is intended to be exclusive of any other remedy which is otherwise available at law, by statute or otherwise. Each remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law, by statute or otherwise. The election of any one or more remedy by any of the Parties shall not constitute a waiver by such Party of the right to pursue any other remedy.

11.3      SEVERANCE

          If any provision of this Memorandum, which is not material to its efficacy as a whole, is rendered void, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the Parties shall endeavour in good faith to agree an alternative provision to the void, illegal or unenforceable provision.

11.4      SURVIVAL OF RIGHTS, DUTIES AND OBLIGATIONS

          Termination of this Memorandum for any cause shall not release a Party from any liability which at the time of termination has already accrued to such Party or which thereafter may accrue in respect of any act or omission prior to such termination.

11.5      COSTS

          Each Party shall bear its own costs incurred by it to its attorneys and other professional advisors for the preparation and signing of this Memorandum.

11.6      ENTIRE AGREEMENT

          This Memorandum constitutes the entire agreement between the Parties in relation to its subject matter and save as otherwise expressly provided no modification, amendment or waiver of any of the provisions of this Memorandum or any agreement to cancel or terminate it shall be effective unless made in writing specifically referring to this Memorandum and duly signed by the Parties.

11.7      NO PARTNERSHIP

          Nothing in this Memorandum shall be deemed to constitute a partnership between the Parties (or any of them) or constitute any Party the agent of any other Party for any purpose.

11.8      FURTHER ASSURANCE

          Each Party shall co-operate with the other Party and execute and deliver to the other Party such other instruments and documents and take such other actions as may be reasonably requested from time to time in order to carry out, evidence and confirm the rights and the intended purpose of this Memorandum.

11.9      COUNTERPARTS

          This Memorandum may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Memorandum by signing any such counterpart.

11.10     SUCCESSORS BOUND

          This Memorandum shall be binding on and shall inure for the benefit of the successors and assigns and personal representatives (as the case may be) of each of the Parties.

11.11     GOOD FAITH

          Each of the Parties undertakes with each of the others to do all things reasonably within its power which are necessary or desirable to give effect to the spirit and intent of this Memorandum.

SIGNED at                     on                          2002.


                                          For: CROWN CONSOLIDATED GOLD
                                               RECOVERIES LIMITED


                                          -----------------------------------
                                          Signatory:
                                          Capacity:
                                          Authority:


SIGNED at                     on                          2002.


                                          For: CROWN GOLD RECOVERIES
                                               (PROPRIETARY) LIMITED


                                          -----------------------------------
                                          Signatory:
                                          Capacity:
                                          Authority: